STATE OF TEXAS
COUNTY OF DALLAS

Recording requested by:

And when recorded mail to:
Otten, Johnson, Robinson, Neff & Ragonetti, P.C.
950 Seventeenth Street Suite 1600
Denver, Colorado  80202
Attention:  Henry I. Lowe, Esq.




              DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING,
            FINANCING STATEMENT AND ASSIGNMENT OF LEASES AND RENTS



         THIS DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING, FINANCING STATEMENT AND ASSIGNMENT OF Leases AND RENTS (this "Deed of Trust") is given as of April 13, 1994, by the Grantor named below to the Trustee named below, for the use and benefit of the Beneficiary named below.


                                   ARTICLE I

                      PARTIES, PROPERTY, AND DEFINITIONS


         The following terms and references shall have the meanings indicated:

         1.1 Beneficiary: Sun Life Insurance Company of America, a Maryland corporation (Taxpayer I.D. No. 52-0502540), whose legal address is 1 SunAmerica Center, Century City, Los Angeles, California 90067-6022, together with any future holder of the Note.

         1.2  Chattels:     All  goods,   fixtures,   inventory,
equipment, building and other materials, supplies, and other tangible personal property of every nature now owned or hereafter acquired by Grantor and used, intended for use, or reasonably required in the construction, development, or operation of the Property, together with all accessions thereto, replacements and substitutions therefor, and proceeds thereof.

         1.3  Default:   Any matter which,  with the giving of
notice, passage of time, or both, would constitute an Event of Default.

         1.4 Environmental Claims: Any and all administrative, regulatory or judicial actions, suits, demands, demand letters,
claims,   liens,   notices   of   non-compliance   or   violation,
investigations or proceedings relating in any way to any Environmental Law (for purposes of this definition, "claims") or any permit issued under any such Environmental Law, including without limitation (a) any and all claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to health, safety or the environment.

                 1.5  Environmental    Indemnity   Agreement:

environmental Indemnity Agreement of even date herewith made by Grantor and Guarantor for the benefit of Beneficiary.

         1.6  Environmental Law:   Any federal,  state or local
statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous
Substances,   including  without  limitation  the  Comprehensive
Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. 1251, et seq.; the Toxic Substances Control Act, 15 U.S.C. 2601, et seq.; the Clean Air Act, 42 U.S.C. 7401, et seq.; and the Safe Drinking Water Act, 42 U.S.C. 300(f), et seq.

         1.7 ERlSA: The Employee Retirement Income Security Act of 1974, as amended, together with all rules and regulations issued thereunder.

         1.8  Event of Default:  As defined in Article VI.

         1.9 General Partner: ST Windsor Corporation, a Texas corporation, and any other or successor general partner of Grantor.

         1.10 Grantor:  Windsor Partners Limited Partnership, a
Texas limited partnership, whose legal  address  is  c/o The
Berkshire Group,  Harbor Plaza,  470 Atlantic Avenue, Boston,
Massachusetts 02210, together with any future owner of the Property or any part thereof or interest therein.

         1.11 Guarantor:  Krupp Realty Limited Partnership-VII, a
Massachusetts limited partnership.

         1.12 Guaranty Agreement: The Guaranty Agreement of even date herewith made by the Guarantor for the benefit of Beneficiary.

        1.13 Hazardous Substances: (a) Any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials", "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or pollutants," or words of similar import, under any applicable Environmental Law; and (b) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

         1.14 Intangible  Personalty:    The  right  to  use  all
trademarks and trade names and symbols or logos used in connection therewith, or any modifications or variations thereof, in connection with the operation of the improvements existing or to be constructed on the Property, together with all accounts, monies in the possession of Beneficiary (including, without limitation, proceeds from insurance, retainages and deposits for taxes and
insurance),   Permits,   contract   rights   (including,   without
limitation, rights to receive insurance proceeds) and general intangibles (whether now owned or hereafter acquired, and including proceeds thereof) relating to or arising from Grantor's ownership, use, operation, leasing, or sale of all or any part of the Property, and any right which Grantor may have or acquire to transfer any development rights from the Property to other real property, and any development rights which may be so transferred.

         1.15 Lease Certificate:   The Certificate of even date
herewith made by Grantor to Beneficiary concerning Leases of the Property.

         1.16 Leases: Any and all leases, subleases and other agreements under the terms of which any person other than Grantor has or acquires any right to occupy or use the Property, or any part thereof.

         1.17 Loan  Documents:    The  Note,  the  Environmental
Indemnity Agreement, the Guaranty Agreement, the Lease Certificate, all of the deeds of trust, mortgages and other instruments and documents securing the Note, including this Deed of Trust, and each other document executed or delivered in connection with the transaction pursuant to which the Note has been executed and delivered. The term "Loan Documents" also includes all amendments, modifications, extensions, renewals, and replacements of each document referred to above.




         1.18 Note:   Grantor's  promissory note  of  even date
herewith, payable to the order of Beneficiary in the principal face amount of $5,300,000 the last payment under which is due on May 1, 2001, unless such due date is accelerated, together with all renewals, extensions and modifications of such promissory note. All terms and provisions of the Note are incorporated by this reference in this Deed of Trust.


         1.19 Permits: All permits, licenses, certificates and authorizations necessary for the beneficial development, ownership, use, occupancy, operation and maintenance of the Property.

         1.20 Permitted Exceptions:   The matters set forth in
Exhibit B attached hereto.

         1.21 Property: The tract or tracts of land described in Exhibit A attached hereto, together with the following:

    (a) All buildings, structures, and improvements now or hereafter located on such tract or tracts, as well as all rights-of-way, easements, and other appurtenances thereto;

    (b) All of Grantor's right, title and interest in any land lying between the boundaries of such tract or tracts and the center line of any adjacent street, road, avenue, or alley, whether opened or proposed;

    (c) All of the rents, income, receipts, revenues, issues and profits of and from such tract or tracts and improvements;

    (d) All of Grantor's right, title and interest to all (i) water and water rights (whether decreed or undecreed, tributary,
nontributary or not nontributary, surface   or   underground,    or
 appropriated   or unappropriated);   (ii) ditches   and   ditch
rights; (iii) spring and spring rights; (iv) reservoir and reservoir rights; and (v) shares of stock in water, ditch and canal companies and all other evidence of such rights, which are now owned or hereafter acquired by Grantor and which are appurtenant to or which have been used in connection with such tract or tracts or improvements;

    (e) All minerals, crops, timber, trees, shrubs, flowers, and landscaping features now or hereafter located on, under or above such tract or tracts;

    (f) All machinery, apparatus, equipment, fittings, fixtures (whether actually or constructively attached, and including all trade, domestic, and ornamental fixtures) now or hereafter located in, upon, or under such tract or tracts or improvements and used or usable in connection with any present or future operation thereof (excluding any of such items owned by tenants under the Leases or Manager (as hereinafter defined)), including but not limited to all heating, airconditioning, freezing, lighting, laundry, incinerating and power equipment; engines; pipes; pumps; tanks; motors; conduits; switchboards; plumbing,
lifting, cleaning,   fire   prevention,   fire   extinguishing,
refrigerating, ventilating, cooking, and communications apparatus; boilers, water heaters, ranges, furnaces, and burners; appliances; vacuum cleaning systems; elevators; escalators; shades; awnings; screens; storm doors and windows; stoves; refrigerators;
attached cabinets; partitions; ducts and compressors; rugs and carpets; draperies; and all additions thereto and replacements therefor;

    (g) All development rights associated with such tract or tracts, whether previously or subsequently transferred to such tract or tracts from other real property or now or hereafter susceptible of transfer from such tract or tracts to other real property;

    (h) All awards and payments, including interest thereon, resulting from the exercise of any right of eminent domain or any other public or private taking of, injury to, or decrease in the value of, any of such property; and

    (i) All of Grantor's right, title and interest to all other and greater rights and interests of every nature in such tract or tracts and in the possession or use thereof and income therefrom, whether now owned or subsequently acquired by Grantor.

         1.22 Release:     Disposing,   discharging,   injecting,
spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

         1.23 Secured  Obligations:    All  present  and  future
obligations of Grantor to Beneficiary evidenced by or contained in the Note and all other Loan Documents, whether stated in the form of promises, covenants, representations, warranties, conditions, or prohibitions or in any other form. If the maturity of the Note is accelerated, whether as the result of the occurrence of an Event of Default or otherwise, the Secured Obligations shall include an amount equal to any prepayment fee or premium which would be payable under the terms of the Note, as if the Note was prepaid in
full on the date of such acceleration.   If under the terms of the
Note no voluntary prepayment would be permissible on the date of such acceleration, then the prepayment fee or premium to be included in the Secured Obligations shall be equal to one hundred ten percent (110%) of the highest prepayment fee or premium set forth in the Note, calculated as of the date of such acceleration; provided however, that if such amount is ever construed to be interest, it is intended that such amount, when considered together with all other amounts constituting interest, shall never exceed the maximum amount as set forth in the "Usury
Savings Clause"  (as defined in the Note).   The portion of the
prepayment fee or premium calculated in accordance with the preceding sentence, to the extent that such fee or premium exceeds one hundred percent (100%) of the highest prepayment fee or premium set forth in the Note, shall hereinafter be referred to as the "Additional Premium."

         1.24 Trustee:   Brian C. Rider, whose legal address is
Brown McCarroll & Oaks Hartline, 1400 Franklin Plaza, 111 Congress Avenue, Austin, Texas 78701.


                                  ARTICLE II

                                GRANTING CLAUSE


         2.1  Grant to Trustee.   As Security for the Secured
Obligations, Grantor hereby grants, bargains, sells, and conveys the Property to Trustee, in trust, with mortgage covenants and with power of sale, for the use and benefit of Beneficiary, and subject to all provisions hereof.

         2.2  Security Interest to Beneficiary.   As additional
security for the Secured Obligations, Grantor hereby grants to Beneficiary a security interest in the Property, Chattels and Intangible Personalty. To the extent any of the Property, Chattels or Intangible Personalty may be or have been acquired with funds advanced by Beneficiary under the Loan Documents, this security interest is a purchase money security interest. This Deed of Trust constitutes a security agreement under the Uniform Commercial Code of the state in which the Property is located (the "Code") with respect to any part of the Property, Chattels and Intangible Personalty that may or might now or hereafter be or be deemed to be personal property, fixtures or property other than real estate (all collectively hereinafter called "Collateral"); all of the terms, provisions, conditions and agreements contained in this Deed of Trust pertain and apply to the Collateral as fully and to the same extent as to any other property comprising the Property, and the following provisions of this Section shall not limit the generality or applicability of any other provisions of this Deed of Trust but shall be in addition thereto:

    (a) The Collateral shall be used by Grantor solely for business purposes, and (excluding the Intangible Personalty) shall be installed upon the real estate comprising part of the Property for Grantor's own use or as the equipment and furnishings furnished by Grantor, as landlord, to tenants of the Property;

    (b)  The  Collateral   (excluding  the  Intangible Personalty)
shall be kept at the real estate comprising a part of the Property, and shall not be removed therefrom without the consent of Beneficiary (being the Secured Party as that term is used in the Code); and the Collateral (excluding the Intangible Personalty) may be affixed to such real estate but shall not be affixed to any other real estate;


         (c) No financing statement covering any of the Collateral or any proceeds thereof is on file in any public office; and Grantor will, at Grantor's cost and expense, upon demand, furnish to Beneficiary such further information and will execute and deliver to Beneficiary such financing statements and other documents in form satisfactory to Beneficiary and will do all such acts and things as Beneficiary may at any time or from time to time reasonably request or as may be necessary or appropriate to establish and maintain a perfected first-priority security interest in the Collateral as security for the Secured Obligations, subject to no adverse liens or encumbrances; and Grantor will pay the cost of filing the same or filing or recording such financing statements or other documents and this instrument in all public offices wherever filing or recording is deemed by Beneficiary to be necessary or desirable;

    (d)  The terms and provisions contained in this Section and in
Section 7.6 of this Deed of Trust shall, unless the context otherwise requires, have the meanings and be construed as provided in the Code; and

    (e) This Deed of Trust constitutes a financing statement under the Code with respect to the Collateral. As such, this Deed of Trust covers all items of the Collateral that are or are to become
fixtures.   The filing of this Deed of Trust in the real estate
records of the county where the Property is located shall operate as a fixture filing in accordance with the Code. Information concerning the security interests created hereby may be obtained from Grantor or Beneficiary at the addresses set forth in
Article I of this Deed of Trust. Grantor is the "Debtor" and Beneficiary is the "Secured Party" (as those terms are defined and used in the Code) insofar as this Deed of Trust constitutes a financing statement.


                                  ARTICLE III

                   GRANTOR'S REPRESENTATIONS AND WARRANTIES


         3.1 Warranty of Title. Grantor represents and warrants to Beneficiary that:

              (a) Grantor has good and indefeasible title to the Property, and such fee simple title is free and clear of all liens, encumbrances, security interests and other claims whatsoever, subject only to the Permitted Exceptions.

             b) Grantor is the absolute owner of the Chattels and the Intangible Personalty, free of any liens, encumbrances, security interests, and other claims whatsoever, subject only to the Permitted Exceptions.

              (c) This Deed of Trust is a valid and enforceable first lien and security interest in the Property, Chattels and Intangible Personalty, subject to the Permitted Exceptions.

              (d) Grantor, for Grantor and Grantor's successors and assigns, hereby agrees to warrant and forever defend all of the Property and property interest granted and conveyed in trust pursuant to this Deed of Trust against every person whomsoever lawfully claiming, or to claim, the same or any part thereof.

         The representations, warranties and covenants contained in this Section shall survive foreclosure of this Deed of Trust, and shall inure to the benefit of and be enforceable by any person who may acquire title to the Property, the Chattels, or the Intangible Personalty pursuant to any such foreclosure.

         3.2  Other  Representations  and Warranties.    Grantor
represents and warrants to Beneficiary as follows:

    (a)  Grantor   is   a limited  partnership,   duly organized,
validly existing, and in good standing under Texas. The sole general partner of Grantor is ST Windsor Corporation, a corporation duly organized, validly existing and in good standing under Texas law.

    (b) The execution, delivery and performance by Grantor of the Loan Documents will not contravene any contractual or other restriction binding on or affecting Grantor, any General Partner, or any Guarantor, including any certificate or agreement of limited partnership or other organizational documents or agreements of Grantor, and will not result in or require the creation of any lien, security interest, other charge or encumbrance (other than pursuant hereto) upon or with respect to any of Grantor's properties.

    (c) The execution, delivery and performance by Grantor of the Loan Documents does not contravene any applicable law.

    (d) No authorization, approval, consent or other action by, and no notice to or filing with, any court, governmental authority or regulatory body is required for the due execution, delivery and performance by Grantor of any of the Loan Documents or the effectiveness of any assignment of any of Grantor's rights and interests of any kind to Beneficiary.

         (e) This Deed of Trust is, and each other Loan Document to which Grantor is a party will, when delivered hereunder, be valid and binding obligations of Grantor enforceable against Grantor in accordance with their respective terms, except as limited by equitable principles and bankruptcy, insolvency and similar laws affecting creditors' rights.

    (f) No part of the Property, Chattels, or Intangible Personalty is in the hands of a receiver, no application for a receiver is pending with respect to any portion of the Property, Chattels, or Intangible Personalty and no part of the Property, Chattels, or Intangible Personalty is subject to any foreclosure or similar proceeding.

    (g) Except as otherwise disclosed in writing on or before the date hereof by Grantor to Beneficiary, neither Grantor, any General Partner, nor any Guarantor has made an assignment for the benefit of creditors, nor has Grantor, any General Partner or any Guarantor filed, or had filed against it, any petition in bankruptcy.

    (h) Except as otherwise disclosed in writing on or before the date hereof by Grantor to Beneficiary, there is no pending or, to
the best of Grantor's knowledge, threatened,    litigation,
action,    proceeding   or investigation,   including,   without
limitation,   any condemnation proceeding,  against Grantor,  any
General Partner, any Guarantor, or the Property before any court, governmental or quasi-governmental, arbitrator or other authority.

    (i)  Grantor is a "non-foreign person" within the meaning of
Section 1445 of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

    (j) Access to and egress from the Property are available and provided by public streets, and Grantor has no knowledge of any federal, state, county, municipal or other governmental plans to change the highway or road system in the vicinity of the Property which would restrict or otherwise adversely affect public access to the Property.

    (k) Adequate utilities services exist for the full and beneficial development, ownership, use, occupancy, operation and maintenance of the Property, and Grantor is not in default of any obligation to any utility service provider.

         (l) The Property is located in a zoning district designated MF-18 (Multi-Family 18) (the "District") by the City of Garland, Texas. Such designation permits the development, use, and operation of the Property as it is currently operated as a matter of right and not as a non-conforming use. With respect to the City of Garland zoning requirements for density, parking, setback and unit area requirements for certain of the 1-bedroom units, the Property does not currently comply; however, the Property is classified by the City of Garland as "legally non-conforming".
The   result   of   such classification is  that  if  less  than
60% of  a nonconforming structure (as defined in Section 35-511 of
the City   of   Garland,   Texas   Zoning   Ordinance   (the
"Ordinance")) is damaged or destroyed, such structure may be rebuilt so long as there is no increase in the nonconformity with the provisions of the Ordinance that existed at the time of the
damage or destruction.   In addition,   the   Property  complies
with  all   deed restrictions and other restrictive covenants
affecting the Property. Grantor has not been notified by the City of Garland, Texas, or any other governmental entity with jurisdiction over the Property that the Property is not in compliance with any other requirements, conditions, regulations, ordinances, or other laws applicable to the Property.

    (m) There are no special or other assessments for public improvements or otherwise now affecting the Property, nor does Grantor know of any pending or threatened special assessments affecting the Property or any contemplated improvements affecting the Property that may result in special assessments. There are no tax abatements or exceptions affecting the Property.

    (n) Grantor, each General Partner, and each Guarantor have filed all tax returns which are required to be filed by them, and have paid all taxes as shown on such returns or on any assessment received pertaining to the Property.

    (o) Grantor has not received any notice from any governmental body having jurisdiction over the Property as to any violation of any applicable law, or any notice from any insurance company or inspection or rating bureau setting forth any requirements as a condition to the continuation of any insurance coverage on or with respect to the Property or the continuation thereof at premium rates existing at present which have not been remedied or satisfied.

         (p) Except as otherwise disclosed to Beneficiary in writing on or before the date hereof, neither Grantor, any General Partner, nor any Guarantor is in default, in any manner which would give any third party the right to commence foreclosure proceedings against the properties or assets of Grantor, any General Partner, or any Guarantor or seek a judgment in connection therewith, or which could materially adversely affect the operations or condition (financial or otherwise) of Grantor, any General Partner or any Guarantor, in the performance, observance or fulfillment of any of the obligations, covenants or conditions set forth in any agreement or instrument to which it is a party or by which it or any of its properties, assets or revenues are bound.

    (q) Except as set forth in the Lease Certificate, there are no occupancy rights (written or oral), Leases or tenancies presently
affecting  any  part  of  the Property.   The Lease Certificate
contains a true and correct description of all Leases presently affecting the Property. No written or oral agreements or understandings exist between Grantor and the tenants under the Leases described in the Lease Certificate that grant such tenants any rights greater than those described in the Lease Certificate or that are in any way inconsistent with the rights described in the Lease Certificate.

    (r) There are no options to purchase, purchase contracts or other similar agreements of any type (written or oral) presently affecting any part of the Property.

    (s) There exists no brokerage agreement with respect to any part of the Property.

    (t) Except as otherwise disclosed to Beneficiary in writing prior to the date hereof, (i) there are no contracts presently affecting the Property ("Contracts") in excess of one hundred eighty (180) days or not terminable by Grantor on thirty
(30) days' notice; (ii) Grantor has heretofore delivered to Beneficiary true and correct copies of each of the Contracts together with all amendments thereto; (iii) Grantor is not in default of any obligations under any of the Contracts; and (iv) the Contracts represent the complete agreement between Grantor and such other parties as to the services to be performed or materials to be provided thereunder and the compensation to be paid for such services or materials, as applicable, and except as
otherwise disclosed  herein,   such  other  parties  possess  no
unsatisfied  claims  against  Grantor.    No  event  has occurred
which, with the passing of time or the giving of notice, or both, would constitute a default under any of the Contracts.

    (u) None of the Permits has been suspended or revoked, and all of the Permits are in full force and effect, are fully paid for, and Grantor has made or will make application for renewals of any of the Permits prior to the expiration thereof.
    (v) All insurance policies held by Grantor relating to or affecting the Property are in full force and effect and shall remain in full force and effect until all Secured Obligations are
satisfied.   Grantor has not received any notice of default or
notice terminating or threatening to terminate any such insurance policies. Grantor has made or will make application for renewals of any of the insurance policies prior to the expiration thereof.

    (w)  Grantor either is not subject to or currently complies
with ERISA.   Neither the making of the loan evidenced by the Note
and secured by this Deed of Trust nor the exercise by Beneficiary of any of its rights under the Loan Documents constitutes or will constitute a non-exempt, prohibited transaction under ERISA.

         3.3  Continuing Effect.   Subject to the provisions of
Section 9.4 hereof, Grantor shall be liable to Beneficiary for any damage suffered by Beneficiary by reason of the breach or inaccuracy of any of the foregoing representations or warranties, regardless of when such inaccuracy may be discovered by, or result in harm to, Beneficiary. Grantor further covenants that it shall cause the foregoing representations (other than the representations set forth in Subsections 3.2(h), (m), (o), (q), (r), (s) and (t)), as well as all other representations of Grantor to Beneficiary relative to the Loan Documents, to be true and correct at all times throughout the term of the Note and all such representations shall survive termination of this Deed of Trust.




                                  ARTICLE IV

                        GRANTOR'S AFFIRMATIVE COVENANTS


         4.1 Payment of Note. Grantor will pay all principal, interest, and other sums payable under the Note on the dates when such payments are due, without notice or demand.

         4.2  Performance of Other Obligations.   Grantor will
promptly and strictly perform and comply with all other covenants, conditions, and prohibitions required of Grantor by the terms of the Loan Documents.

                   4.3  Other Encumbrances.   Grantor will
promptly and strictly perform and comply with all covenants, conditions, and prohibitions required of Grantor in connection with any other encumbrance affecting the Property, the Chattels, or the Intangible Personalty, or any part thereof, or any interest therein, regardless of whether such other encumbrance is superior or subordinate to the lien hereof.

         4.4  Payment of Taxes.

    (a)  Property Taxes.   Grantor will  pay,  before delinquency
and prior to the imposition of any late payment charge or penalty, all taxes and assessments, general or special, which may be levied or imposed at any time against Grantor's interest and estate in the Property, the Chattels, or the Intangible Personalty. Upon any request by Beneficiary, Grantor will deliver to Beneficiary an official receipt for such payment or other reasonable evidence of payment. At Beneficiary's option during any time for which escrow deposits have not been made pursuant to Section 4.4(b) below, Beneficiary may retain the services of a firm to monitor the payment of all taxes and assessments relating to the Property, the cost of which shall be borne by Grantor.

    (b)  Deposit for Taxes.   On or before the date hereof, Grantor
shall deposit with Beneficiary an amount equal to l/12th of the amount which Beneficiary estimates will be required to make the next annual payment of taxes, assessments, and similar governmental charges referred to in this Section, multiplied by the number of whole or partial months that have elapsed since one month prior to the last date on which a payment of taxes was due. Thereafter, with each monthly payment under the Note, Grantor will deposit with Beneficiary an amount equal to l/12th of the amount which Beneficiary estimates will be required to make the next annual payment of taxes, assessments, and similar governmental charges referred to in this Section 4.4. The purpose of these provisions is to provide Beneficiary with sufficient funds on hand to pay all such taxes, assessments, and other governmental charges thirty (30) days before the date on which they become past due. If Beneficiary, in its sole discretion, determines that the funds escrowed are, or will be insufficient, Grantor shall upon demand pay such additional sums as Beneficiary shall determine necessary and shall pay any increased monthly charges requested by
Beneficiary.   Provided that no Event of Default exists hereunder,
Beneficiary will apply the amounts so deposited to the payment of such taxes, assessments, and other charges when due, but in no event will Beneficiary be liable for any interest on any amount so deposited. The money so received shall be deposited in an FDIC-insured account and may be commingled with Beneficiary's own funds.

    (c)  Intangible  Taxes.    If  by  reason  of  any statutory
or constitutional amendment or judicial decision adopted or rendered after the date hereof, any tax, assessment, or similar charge is imposed against the Note, against Beneficiary, or against any interest of Beneficiary in any real or personal property encumbered hereby, Grantor will pay such tax, assessment, or other charge before delinquency and will indemnify Beneficiary against all loss, expense, or diminution of income in connection therewith. In the event Grantor is unable to do so, either for economic reasons or because the legal provisions or decisions creating such tax, assessment or charge forbid Grantor from doing 80, then the Note will, at Beneficiary's option, become due and payable in full upon thirty (30) days' notice to Grantor.

    (d) Right to Contest. Notwithstanding any other provision of this Section 4.4, Grantor will not be deemed to be in Default solely by reason of Grantor's failure to pay any tax, assessment or similar governmental charge so long as, in Beneficiary's judgment, each of the following conditions is satisfied:

(i)  Grantor  is  engaged  in  and  diligently pursuing in good
faith administrative or judicial  proceedings   appropriate   to
contest the validity or amount of such tax, assessment, or charge;
and

(ii)  Grantor's   payment   of   such   tax, assessment, or charge
would necessarily and   materially   prejudice   Grantor's
prospects    for    success    in    such proceedings; and

(iii) Nonpayment of such tax, assessment, or charge will not result in the loss or forfeiture of any property encumbered hereby or any interest of Beneficiary therein; and

(iv) Grantor deposits with Beneficiary, as security for such payment which may ultimately be required, a sum equal to the
amount   of   the   disputed   tax, assessment or charge plus the
interest, penalties, advertising charges, and other costs which Beneficiary estimates are likely to become payable if Grantor's contest is unsuccessful or such other security as may be satisfactory to Beneficiary (less any amounts escrowed under Section 4.4 hereof).



Provided that all of the foregoing conditions are satisfied, Beneficiary shall not knowingly take any action that would jeopardize Grantor's prospect of success in any proceeding to contest the validity or amount of such tax, assessment, or charge. If Beneficiary determines that any one or more of such conditions is not satisfied or is no longer satisfied, Grantor will pay the tax, assessment, or charge in question, together with any interest and penalties thereon, within fifteen (15) days after Beneficiary gives notice of such determination.

4.5  Maintenance of Insurance.

(a) Coverages Required. Grantor shall maintain or cause to be maintained, with financially sound and reputable insurance companies or associations, insurance which insures the Property against (i) all risk of loss, damage, destruction, theft, or any other casualty or risk, covering the Property including all of Grantor's personal property located therein, without deduction for depreciation, in an amount approved by Beneficiary, but in no event less than the full replacement cost thereof, and builder's risk insurance throughout the period of any construction of any improvements on the Property, (ii) use and occupancy insurance covering either rental income or business interruption with coverage in an amount not less than twelve (12) months'
anticipated gross   rental   income,   (iii) comprehensive
general liability insurance covering the Property and Grantor under a blanket insurance policy, in an amount not less than $1,000,000 for bodily injury and/or property damage liability per occurrence and $15,000,000 in the aggregate, or such higher amounts as Beneficiary may reasonably require, and (iv) worker's compensation insurance in accordance with the requirements of applicable law, which policies of insurance maintained pursuant to this Section 4.5 shall provide standard mortgagee endorsements or clauses naming Beneficiary as mortgagee and as loss payee (with respect to property insurance) or additional insured (with respect to liability insurance). Each policy of insurance required hereunder shall provide that it shall not be modified or canceled without at least thirty (30) days' written notice to Beneficiary. The original or a certified copy of each insurance policy shall be delivered to Beneficiary, and such delivery will constitute an assignment to Beneficiary, as further security for the Secured Obligations, of all unearned premiums returnable upon cancellation of any such policy. Grantor shall also maintain, at the request of Beneficiary, such hazard insurance, in addition to the insurance required above, as Beneficiary may reasonably request and as shall be available, including but not limited to flood, including surface waters, and earthquake, including subsidence, all of such insurance to comply in all respects with the requirements of this Section 4.5.





    (b) Renewal Policies. Not less than fifteen (15) days prior to the expiration date of each insurance policy required pursuant to subsection 4.5(a) above, Grantor will deliver to Beneficiary an appropriate renewal policy (or a certified copy thereof) or an insurance certificate or binder evidencing a commitment to issue such renewal policy in form acceptable to Beneficiary, together with evidence satisfactory to Beneficiary that the applicable premium has been prepaid.

    (c) Deposit for Premiums. If a Default or Event of Default shall have occurred hereunder and remains uncured, and Beneficiary shall so request, Grantor shall immediately deposit with Beneficiary an amount equal to 1/12th of the amount which Beneficiary estimates will be required to make the next annual payments of the premiums for the policies of insurance referred to in this Section 4.5, multiplied by the number of whole and partial months which have elapsed since the date one month prior to the most recent policy anniversary date for each such policy. Thereafter, with each monthly payment under the Note, Grantor will deposit an amount equal to 1/12th of the amount which Beneficiary estimates will be required to pay the next required annual premium for each insurance policy referred to in this Section 4.5.
 The purpose of these provisions is to provide Beneficiary with sufficient funds on hand to pay all such premiums thirty (30) days before the date on which they become past due. If Beneficiary, in its sole discretion, determines that the funds escrowed are, or will be, insufficient, Grantor shall upon demand pay such additional sums as Beneficiary shall determine necessary and shall pay any increased monthly charges requested by Beneficiary. Beneficiary will apply the amounts so deposited to the payment of such insurance premiums when due, but in no event will Beneficiary be liable for any interest on any amounts so deposited, and the money so received may be held and commingled with Beneficiary's own funds.

    (d) Application of Hazard Insurance Proceeds. Grantor shall promptly notify Beneficiary of any damage or casualty to all or any portion of the Property or Chattels, the cost to repair or replace of which exceeds $10,000. Beneficiary may participate in all negotiations and appear and participate in all judicial arbitration proceedings concerning any insurance proceeds which may be payable as a result of such casualty or damaging. Beneficiary shall have the right (but not the obligation) to receive the proceeds of all insurance for loss of or damage to the Property.
  If Grantor fails to act reasonably and promptly in making proof of loss, or settling or adjusting any claim, for any such insurance proceeds, then Beneficiary shall have the right to make such proof and settle and/or adjust, such claim; and the expenses incurred by Beneficiary in the adjustment and collection of insurance proceeds shall be a part of the Secured Obligations. Any insurance proceeds received by Beneficiary with respect to an insured casualty, net of any amounts necessary to pay costs and expenses incurred by Beneficiary in connection with the collection thereof, may, in Beneficiary's sole discretion, either (i) be retained and applied by Beneficiary toward payment of the Secured Obligations, or (ii) be paid over, in whole or in part and subject to such conditions as Beneficiary may, in its sole discretion exercised in good faith, impose, to Grantor to pay for repairs or replacements necessitated by the casualty; provided, that if all of the Secured Obligations have been performed or are discharged by the application of less than all of such insurance proceeds, then any remaining proceeds will be paid over to Grantor.
 Notwithstanding the preceding sentence to the contrary, if (A) no Default or Event of Default shall have occurred and be continuing hereunder, and (B) the proceeds received by Beneficiary, together with any other funds delivered by Grantor to Beneficiary for such purpose, shall be sufficient, in Beneficiary's judgment, to pay for any restoration necessitated by the casualty, and (C) the cost of such restoration shall not exceed $200,000, and (D) such
restoration  can  be completed,   in   Beneficiary's   judgment,
at   least ninety (90) days prior to the maturity date of the Note, then Beneficiary shall apply such proceeds as provided in clause
(ii) of the preceding sentence. Beneficiary will have no obligation to see to the proper application of any insurance proceeds paid over to Grantor. Beneficiary shall not be liable for any interest on any proceeds applied as provided in clause (ii) above. Beneficiary may, prior to the application of insurance proceeds, commingle them with Beneficiary's own funds and otherwise act with regard to such proceeds as Beneficiary may determine in Beneficiary's sole discretion.

    (e) Successor's Rights. Any person who acquires title to the Property or the Chattels, upon foreclosure hereunder, will succeed to all of Grantor's rights under all policies of insurance maintained pursuant to this Section.

         4.6 Maintenance and Repair of Property and Chattels. Grantor will at all times maintain the Property and the Chattels in good condition and repair, will diligently prosecute the completion of any building or other improvement which is at any time in the process of construction on the Property, and will promptly repair, restore, replace, or rebuild any part of the Property or the Chattels which may be affected by any casualty or any public or
private taking or injury to the Property or the Chattels.   All
costs and expenses arising out of the foregoing shall be paid by Grantor whether or not the proceeds of any insurance or eminent domain shall be sufficient therefor. Grantor will comply with all statutes, ordinances, and other governmental or quasi-governmental requirements and private covenants relating to the ownership, construction, use, or operation of the Property, including but not limited to any environmental or ecological requirements; provided, that so long as Grantor is not otherwise in default hereunder, Grantor may, upon providing Beneficiary with security satisfactory to Beneficiary, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, or requirement. Beneficiary and any person authorized by Beneficiary may enter and inspect the Property at all reasonable times, and may inspect the Chattels, wherever located, at all reasonable times.

         4.7  Performance of Lease Obligations.   Grantor will
perform promptly all of Grantor's obligations under or in connection with each present and future Lease of all or any part of
the Property.   If Grantor receives within any three  (3)  month
period twenty (20) or more written communications from tenants under the Leases asserting a breach or default by Grantor under any Lease, or purporting to terminate or cancel any Lease prior to its stated expiration date, Grantor will promptly forward a copy of such communications, and any subsequent communications relating to
the  Leases  to  Beneficiary.    Grantor  agrees  that  after  the
occurrence of a Default, Beneficiary, in Beneficiary's sole discretion, may advance any sum or take any action which Beneficiary believes is necessary or required to maintain any Lease in full force and effect, and all such sums advanced by Beneficiary, together with all costs and expenses incurred by Beneficiary in connection with action taken by Beneficiary pursuant to this Section 4.7, shall be due and payable by Grantor to Beneficiary upon demand, shall bear interest until paid at the Default Rate (as defined in the Note), and shall be secured by this Deed of Trust.

         4.8 Eminent Domain; Private Damage. If all or any part of any property encumbered hereby is taken or damaged by eminent domain or any other public or private action, Grantor will notify Beneficiary promptly of the time and place of all meetings, hearings, trials, and other proceedings relating to such action. Beneficiary may participate in all negotiations and appear and participate in all judicial or arbitration proceedings concerning any award or payment which may be due as a result of such taking or damaging, and may, after the occurrence of an Event of Default or if Grantor has not compromised or settled any claim for any such award or payment within six (6) months of Grantor's receipt of notice of any such taking or action, compromise or settle, in the name of Beneficiary, Grantor or both, any claim for any such award or payment. Any such award or payment is to be paid to Beneficiary and will be applied first to reimburse Beneficiary for all costs and expenses, including reasonable attorneys' fees, incurred by Beneficiary in connection with the ascertainment and collection of
such award or payment.   The balance,  if any, of such award or
payment may, in Beneficiary's sole discretion, either (a) be retained by Beneficiary and applied toward the Secured Obligations, or (b) be paid over, in whole or in part and subject to such conditions as Beneficiary may impose, to Grantor for the purpose of restoring, repairing, or rebuilding any part of the encumbered property affected by the taking or damaging. Notwithstanding the preceding sentence to the contrary, if (i) no Default or Event of Default shall have occurred and be continuing hereunder, and
(ii) the payment or award received by Beneficiary, together with any other funds delivered by Grantor to Beneficiary for such purpose, shall be sufficient in Beneficiary's judgment, to pay for any restoration necessitated by the taking or damaging, and
(iii) the cost of such restoration shall not exceed $100,000, and
(iv) such restoration can be completed, in Beneficiary's judgment, at least ninety (90) days prior to the maturity date of the Note, and (v) the remaining Property shall constitute, in Beneficiary's judgment, adequate security for the Secured Obligations, then Beneficiary shall apply such proceeds as provided in clause (b) of the preceding sentence. Beneficiary will have no duty to see to the application of any part of any award or payment released to Grantor. Grantor's duty to pay the Note in accordance with its terms and to perform the other Secured Obligations will not be suspended by the pendency or discharged by the conclusion of any proceedings for the collection of any such award or payment, and any reduction in the Secured Obligations resulting from Beneficiary's application of any such award or payment will take effect only when Beneficiary receives such award or payment. If this Deed of Trust has been foreclosed prior to Beneficiary's receipt of such award or payment, Beneficiary may nonetheless retain such award or payment to the extent required to reimburse Beneficiary for all costs and expenses, including reasonable attorneys' fees, incurred in connection therewith, and to discharge any deficiency remaining with respect to the Secured Obligations.

         4.9 Mechanics' Liens. Grantor will keep the Property free and clear of all liens and claims of liens by contractors, subcontractors, mechanics, laborers, materialmen, and other such persons, and will cause any recorded statement of any such lien to be released of record within thirty (30) days after the recording thereof. Notwithstanding the preceding sentence, however, Grantor will not be deemed to be in default under this Section if and so long as Grantor (a) contests in good faith the validity or amount of any asserted lien and diligently prosecutes or defends an action appropriate to obtain a binding determination of the disputed matter, and (b) provides Beneficiary with a bond or other security as Beneficiary may reasonably require to protect Beneficiary against all loss, damage, and expense, including attorneys' fees, which Beneficiary might incur if the asserted lien is determined to be valid.

 4.10 Defense  of  Actions.    Grantor  will  defend,  at Grantor's
expense, any action, proceeding or claim which affects any property encumbered hereby or any interest of Beneficiary in such property or in the Secured Obligations, and will indemnify and hold Beneficiary harmless from all loss, damage, cost, or expense, including reasonable attorneys' fees, which Beneficiary may incur in connection therewith.

         4.11 Expenses of Enforcement.  Grantor will pay all costs
and  expenses,   including  reasonable  attorneys'   fees,  which
Beneficiary may incur in connection with any effort or action (whether or not litigation or foreclosure is involved) to enforce or defend Beneficiary's rights and remedies under any of the Loan Documents, including but not limited to all reasonable attorneys' fees, appraisal fees, consultants' fees, and other expenses incurred by Beneficiary in securing title to or possession of, and realizing upon, any security for the Secured Obligations. All such costs and expenses (together with interest thereon at the Default Rate from the date incurred) shall constitute part of the Secured Obligations, and may be included in the computation of the amount owed to Beneficiary for purposes of foreclosing or otherwise enforcing this Deed of Trust.

         4.12 Financial Reports. Within ninety (90) days after the end of each fiscal year of Grantor, Grantor will furnish to Beneficiary (a) Grantor's operating statements for the Property as of the end of and for the preceding fiscal year, (b) an annual certified rent roll signed and dated by Grantor detailing the names of all tenants under the Leases, the portion of the improvements on the Property occupied by each tenant, the rent and any other charges payable under each Lease, and the term of each Lease, and
(c) an annual balance sheet and profit and loss statement of Grantor and any Guarantor. The financial statements and reports described in (a) and (c) above shall be in such detail as Beneficiary may require, shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be certified as true and correct by Grantor or each Guarantor, as applicable (or, if required by Beneficiary (i) at any time after the occurrence of an Event of Default or (ii) during the twelve (12) months following any late payment by Grantor under any of the Loan Documents, by an independent certified public accountant acceptable to Beneficiary). Grantor will also furnish or cause to be furnished to Beneficiary within thirty (30) days of Beneficiary's request, any other financial reports or statements of Grantor including, without limitation, balance sheets, profit and loss statements, other financial statements and certified rent rolls, required under any of the Loan Documents, required by any regulatory authority exercising jurisdiction over Beneficiary, or reasonably requested by Beneficiary from time to time.

         4.13 Priority of Leases. To the extent Grantor has the right, under the terms of any Lease, to make such Lease subordinate to the lien hereof, Grantor will, at Beneficiary's request and Grantor's expense, take such action as may be required to effect
such subordination.   Conversely, Grantor will, at Beneficiary's
request and Grantor's expense, take such action as may be necessary to subordinate the lien hereof to any future Lease designated by Beneficiary. Grantor shall not cause or permit any Lease to be or become subordinate to any lien encumbering the Property or any portion thereof or interest therein, other than the lien of this Deed of Trust.

         4.14 Inventories; Assembly of Chattels. Grantor will, from time to time at the request of Beneficiary, supply Beneficiary with a current inventory of the Chattels and the Intangible Personalty, in such detail as Beneficiary may require. Upon the occurrence of any Event of Default hereunder, Grantor will at Beneficiary's request assemble the Chattels and make them available to Beneficiary at any place designated by Beneficiary which is reasonably convenient to both Grantor and Beneficiary.


         4.15 Compliance with Laws, Etc.   Grantor shall comply
with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, maintaining all Permits and paying before the same become delinquent all taxes, assessments and governmental charges imposed upon Grantor or the Property.

         4.16 Records and Books of Account. Grantor shall keep accurate and complete records and books of account, in which complete entries will be made in accordance with generally accepted
accounting  principles  consistently  applied,   reflecting  all
financial transactions relating to the Property.

         4.17 Inspection Rights. At any reasonable time, and from time to time, Grantor shall permit Beneficiary, or any agents or representatives of Beneficiary, to examine at Grantor's office in Massachusetts and Texas and make copies of and abstracts from the records and books of the accounts of Grantor, and to visit the Property during normal business hours and to discuss the affairs, finances and accounts of Grantor with Grantor.

         4.18 Change of Executive Offices. Grantor shall promptly notify Beneficiary if changes are made in the location of Grantor's primary executive offices.

         4.19 Further Assurances; Estoppel Certificates. Grantor will execute and deliver to Beneficiary upon demand, and pay the costs of preparation and recording thereof, any further documents which Beneficiary may reasonably request to confirm or perfect the liens and security interests created or intended to be created hereby, or to confirm or perfect any evidence of the Secured Obligations. Grantor will also, within ten (10) days after any request by Beneficiary, deliver to Beneficiary a signed and acknowledged statement certifying to Beneficiary, or to any proposed transferee of the Secured Obligations, (a) the balance of principal, interest, and other sums then outstanding under the Note, and (b) whether Grantor claims to have any offsets or defenses with respect to the Secured Obligations and, if so, the nature of such offsets or defenses.

         4.20 Costs of Closing.   Grantor shall on demand pay
directly or reimburse Beneficiary for any costs or expenses pertaining to the closing of the loan evidenced by the Note and secured by this Deed of Trust, including, but not limited to, fees of counsel for Beneficiary, costs and expenses for which invoices were not available at the closing of such loan, or costs and expenses which are incurred by Beneficiary after such closing. All such costs and expenses (together with interest thereon at the Default Rate from the date incurred by Beneficiary) shall constitute a part of the Secured Obligations, and may be included in the computation of the amount owed to Beneficiary for purposes of foreclosing or otherwise enforcing this Deed of Trust.



         4.21 Fund for Electronic Transfer. All monthly payments of principal and interest on the Note, and escrow deposits under this Deed of Trust, shall be made by Grantor by electronic funds transfer from a bank account established and maintained by Grantor for such purpose. Grantor shall establish and maintain such an account until the Note is fully paid and shall direct the depository of such account in writing to so transmit such payments on or before the respective due dates to the account of Beneficiary as shall be designated by Beneficiary in writing.

         4.22 Notices to Grantee. Grantor shall promptly notify Grantee of (a) any pending or threatened litigation, action, proceeding or investigation against Grantor, any General Partner, any Guarantor, or the Property before any court, governmental, or quasi-governmental arbitrator or other authority; (b) the existence of any special or other assessments for public improvements at any time affecting the Property, any special assessments at any time pending or threatened with respect to the Property, any contemplated improvements affecting the Property that may result in special assessments, or any tax abatements or exceptions affecting the Property; (c) any federal, state, county, municipal or other governmental plan to change the highway or road system in the vicinity of the Property or to restrict or change access from any such highway or road to the Property; or (d) any event or occurrence that affects or could affect the availability of adequate utility services for the full ownership, occupancy, operation, or maintenance of the Property. Grantor shall promptly deliver to Grantee any notice from a governmental body having jurisdiction over the Property of a violation of any applicable law, or any notice from any insurance company or inspection or rating bureau setting forth a requirement as a condition to the continuance of any insurance coverage on or with respect to the Property or the continuation thereof at premium rates then in effect.

         4.23 Use. Grantor shall use the Property solely for the operation of a multi-family residential dwelling facility and for no other use or purpose.

        4.24 Management. The Property shall be managed by Krupp Realty Company Limited Partnership, a Massachusetts limited partnership ("Manager") under a management agreement approved by Beneficiary (the "Management Agreement"). Grantor shall not permit any amendment to or modification of the Management Agreement, or management of the Property by any person or entity other than Manager, without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld or delayed.








                                   ARTICLE V

                         GRANTOR'S NEGATIVE COVENANTS


         5.1 Waste and Alterations. Grantor will not commit or permit any waste with respect to the Property or the Chattels. Grantor shall not cause or permit any part of the Property, including but not limited to any building, structure, parking lot, driveway, landscape scheme, timber, or other ground improvement, to be removed, demolished, or materially altered without the prior written consent of Beneficiary.

         5.2  Zoning and Private Covenants.   Grantor will not
initiate, join in, or consent to any change in any zoning ordinance or classification, any change in the "zone lot" or "zone lots" (or similar zoning unit or units) presently comprising the Property, any transfer of development rights, any private restrictive covenant, or any other public or private restriction limiting or defining the uses which may be made of the Property or any part thereof, without the express written consent of Beneficiary. If under applicable zoning provisions the use of all or any part of the Property is or becomes a nonconforming use, Grantor will not cause such use to be discontinued or abandoned without the express written consent of Beneficiary.

         5.3 Leases. Grantor will neither do nor neglect to do anything which may cause or permit the termination of any Lease of all or any part of the Property, or cause or permit the withholding or abatement of any rent payable under any such Lease. Except with the prior written consent of Beneficiary, which may be granted or withheld in Beneficiary's sole discretion, Grantor will not
(a) collect rent from all or any part of the Property for more than one month in advance, (b) other than in the ordinary course of prudent operation of an apartment complex, modify any Lease of all or any part of the Property, (c) assign the rents from the Property or any part thereof, or (d) other than in the ordinary course of prudent operation of an apartment complex, consent to the cancellation or surrender of all or any part of any such Lease, except that Grantor may in good faith terminate any such Lease for nonpayment of rent or other material breach by the tenant. Without Beneficiary's prior written consent, which may be granted or withheld in Beneficiary's sole discretion, Grantor shall not enter into or modify any Lease of all or any part of the Property if such Lease or modification (i) results in an average net rental of less than $374 per leased apartment unit per month, (ii) provides for an original term of less than six (6) months, (iii) results in the
Leases  covering,   in  the  aggregate,   less  than  eighty-two
percent (82%) of all leasable apartment units, (iv) is on a form other than the form delivered to and approved by Beneficiary, or
(v) is not an arm's length transaction; provided, however, that Grantor may, without the prior written consent of Beneficiary, (A) enter into or modify Leases covering, in the aggregate, not more than ten percent (10%) of the leasable apartment units to provide for original terms of less than six (6) months, and (B) enter into a maximum of five (5) Leases with employees of the Manager. Any lease entered into by Grantor subsequent to the date hereof shall provide (I) that such Lease is subordinate to this Deed of Trust, and (II) that all tenants under such Lease or modification agree to attorn to Beneficiary.

Transfer or Further Encumbrance of Property.

         (a) The entire balance of the Note, plus any applicable prepayment premium, shall become immediately due and payable at the option of Beneficiary if any of the following events occurs without Beneficiary's prior written consent which may be withheld for any
reason:   Grantor sells,  conveys,  leases,  assigns,  or otherwise
transfers, disposes of, or is divested of its title to, or mortgages, conveys security title to, or otherwise encumbers or causes to be encumbered, the Property or any part thereof or interest therein in any manner or way, whether voluntary or involuntary, or causes or permits to occur any of the following:
(i) any merger, consolidation or dissolution involving, or the sale or transfer of all or substantially all of the assets of, Grantor or any General Partner, (ii) the transfer (at one time or over any period of time) of 49% or more of the voting stock of (A) a corporate Grantor, (B) any corporate General Partner or (C) any corporation which is the direct or indirect owner of 49% or more of the voting stock of Grantor or any General Partner, (iii) the transfer of any general partnership interest in Grantor or a controlling interest in any partnership which is a General Partner, or (iv) the conversion of any such general partnership interest to a limited partnership interest. Any of the events described in the preceding sentence shall be hereinafter referred to as a
"Transfer."   Beneficiary may make its consent subject to such
conditions as it in its sole discretion may elect, including, but not limited to, payment of an assumption fee by Grantor, an increase in the rate of interest borne by the Secured Obligations, or a modification of the maturity date of the Note. Consent to one such Transfer by Beneficiary shall not be deemed a waiver to
require  such  consent  to  further  or  future  Transfers.    This
provision shall not apply to transfers of title or interest under any will or testament or applicable law of descent.

         (b) Notwithstanding the preceding subparagraph (a) or anything else herein to the contrary, Lender shall permit a one-time transfer of the Property provided that all of the
following conditions are satisfied:   (i) no Default or Event of
Default has occurred; (ii) Borrower has paid to Lender an assumption fee of one percent (1%) of the principal balance of the Secured Obligations; (iii) if the proposed transferee is a land trust, Lender has received a first-lien collateral assignment of all beneficial interest therein; (iv) Lender has received and had a reasonable opportunity to review all documents and agreements executed or to be executed in connection with the proposed transfer; (v) the non-economic terms (i.e., those terms other than interest rates, payment schedules, principal balance, and non-recourse nature (subject to exceptions thereto customarily included by Lender in loan documents)) of the Loan Documents have been modified as Lender may request in good faith; (vi) the proposed transferee has assumed the obligations of the transferor under the Loan Documents; (vii) Lender has received at least thirty
(30)  days'  prior  written  notice  of  the  proposed  transfer;
(viii) the proposed transferee and, if applicable, its general partners have, in the sole judgment of Lender exercised in good faith, a net worth equal to the net worth of Borrower as of the date hereof or otherwise satisfactory to Lender, and a satisfactory history of owning, operating and leasing property similar to the Property; (ix) the proposed transferee and, if applicable, its general partners have, in the sole judgment of Lender exercised in good faith, a satisfactory credit history and professional reputation and character; (x) the Debt Service Coverage Ratio (as hereinafter defined) is not less than 1.35, and Lender receives satisfactory evidence that such ratio will be maintained for the succeeding twelve (12) months; (xi) the Loan-to-Value Ratio (as hereinafter defined), taking into account all obligations secured by liens on the Property does not exceed (A) seventy percent (70%) during the first and second loan years, (B) sixty-nine percent (69%) during the third loan year, (C) sixty-eight percent (68%) during the fourth loan year, (D) sixty-seven percent (67%) during the fifth loan year, (E) sixty-six percent (66%) during the sixth loan year and (F) sixty-five percent (65%) during the seventh loan year; (xii) Borrower pays all costs and expenses incurred by Lender in connection with such transfer, including, without limitation, all legal, processing, accounting, title insurance, and appraisal fees, whether or not such transfer is actually consummated; and
(xiii) at Lender's option and if available, Lender has received an endorsement to its mortgagee's title insurance policy at Borrower's expense, which endorsement states that the lien of this Deed to Secure Debt remains a first and prior lien against the Property subject to no exceptions other than as approved by Lender. If, at the time of the proposed conveyance, the Loan-to-Value Ratio would exceed the allowed percentage hereunder, Grantor may prepay a portion of the Note in order to reduce the outstanding principal balance of the Note to an amount which would reduce the Loan-to-Value Ratio to the allowed percentage. If Grantor makes such partial prepayment for the purposes described above, Grantor shall pay a prepayment premium equal to the highest prepayment premium required under the Note calculated as if the Note were being prepaid in full and without regard to any prohibition on prepayment set forth therein), multiplied by a ratio, the numerator of which is the amount being prepaid by Grantor, and the denominator of which is the then-outstanding principal balance of the Note. The term "loan year" as used in this paragraph shall
mean each complete 365-day period after April 1, 1994.   Upon the
satisfaction of the foregoing conditions, Lender shall release Borrower from liability under the Loan Documents except to the extent that, prior to such release, any full-recourse liability has arisen under any of the Loan Documents. The foregoing right to transfer the Property shall terminate upon conveyance of the Property by the initial Borrower named herein.

         (c) The term "Debt Service Coverage Ratio" shall mean the ratio, as determined by Lender of (i) Net Operating Income (as
hereinafter  defined)   for  the  Property  for  the  preceding
twelve-month period to (ii) the aggregate debt service payments for the following twelve-month period on the Note and on all other indebtedness secured, or to be secured, by a lien on all or any part of the Property. The term "Net Operating Income" shall mean all gross income, revenues and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, its agents or employees, from any and all sources resulting from or attributable to the Property minus all reasonable expenses actually incurred by Borrower in respect of the ownership, operation, leasing and occupancy of the Property, but excluding:
(a) depreciation expenses and other income tax related bookkeeping entries which do not result in the payment of monies, and, (b) any and all payments to be made by Borrower pursuant to the terms of the Loan Documents. The "Loan-to-Value Ratio" shall be the ratio, as determined by Lender, of the aggregate principal balance of the Note and all other indebtedness secured by liens and encumbrances against the Property to the fair market value of the Property, as such fair market value is determined by an M.A.I. appraisal satisfactory to Lender (the "Appraisal"). Upon Lender's request, Borrower shall deliver the Appraisal to Lender at Borrower's sole cost and expense.

         5.5 Further Encumbrance of Chattels and Intangible Personalty. Grantor will neither create nor permit any lien or encumbrance against the Chattels or Intangible Personalty, or any part thereof or interest therein, other than the liens and security interests created by the Loan Documents without the prior written consent of Beneficiary, which may be withheld for any reason.

         5.6  Assessments Against Property.   Grantor will not,
without the prior written approval of Beneficiary, which may be withheld for any reason, consent to the creation of any so-called
special  districts,   special   improvement  districts,   benefit
assessment districts or similar districts, or any other body or entity of any type, or allow to occur any other event, that would or might result in the imposition of any additional taxes, assessments or other monetary obligations or burdens on the Property, and this provision shall serve as RECORD NOTICE to any such district or districts or any governmental entity under who~e authority such district or districts exist or are being formed that, should Grantor or any other person or entity include all or any portion of the Property in such district or districts, whether formed or in the process of formation, without first obtaining Beneficiary's express written consent, the rights of Beneficiary in the Property pursuant to this Deed of Trust or following any foreclosure of this Deed of Trust, and the rights of any person or entity to whom Beneficiary might transfer the Property following a foreclosure of this Deed of Trust, shall be senior and superior to any taxes, charges, fees, assessments or other impositions of any kind or nature whatsoever, or liens (whether statutory, contractual or otherwise) levied or imposed, or to be levied or imposed, upon the Property or any portion thereof as a result of inclusion of the Property in such district or districts.

         5.7 Transfer or Removal of Chattels. Grantor will not sell, transfer or remove from the Property all or any part of the Chattels, unless the items sold, transferred, or removed are simultaneously replaced with similar items of equal or greater value.

         5.8 Change of Name. Grantor will not change the name under which Grantor does business, or adopt or begin doing business under any other name or assumed or trade name, without first notifying Beneficiary of Grantor's intention to do so and delivering to Beneficiary such executed modifications or supple-ments to this Deed of Trust, and to any financing statement which may be filed in connection herewith, as Beneficiary may require.

         5.9 Improper use of Property or Chattels. Grantor will not use the Property or the Chattels for any purpose or in any manner which violates any applicable law, ordinance, or other governmental requirement, the requirements or conditions of any insurance policy, or any private covenant.

         5.10 Use of Proceeds. Grantor will not use any funds advanced by Beneficiary under the Loan Documents for any purpose other than as permitted by the provisions of the Loan Documents.

         5.11 Hazardous Substances. Grantor will not itself, nor will it allow any person to (i) install on the Property any friable asbestos or any substance containing friable asbestos or (ii) use, store, or Release any Hazardous Substances in, on, about or under the Property, except in accordance with applicable law and normal business practices for projects similar in use to the Property. From time to time during the term of the Note, if Beneficiary has knowledge of any pending or threatened Environmental Claim against Grantor or the Property, has reason to believe that Grantor or the Property are in violation of any Environmental Law, or is required by any governmental or other regulatory agency to obtain an environmental site assessment report, at Beneficiary's written request, Grantor shall submit to Beneficiary, at its own expense, a report satisfactory to Beneficiary in its sole and absolute discretion, prepared by a consultant selected by Beneficiary, certifying that the Property is not then being used nor has it been used in the past for any activities involving, directly or indirectly, the use, generation, treatment, storage or disposal of any Hazardous Substances. In the event of an Environmental Claim or if Hazardous Substances are discovered in, on, about or under the Property, Grantor shall, at its sole cost and expense, comply with all Environmental Laws relative to such Hazardous Substances, pay immediately when due the cost of removal of any such Hazardous Substances and keep the Property free of any lien imposed pursuant to such Environmental Laws, whether or not such lien has priority over the lien created by this Deed of Trust. In the event Grantor fails to comply with the provisions of this Section within fifteen
(15) days after notice of noncompliance or such shorter period as is mandated by applicable law or, if compliance is not feasible within such fifteen (15) days or shorter period, if Grantor shall fail within such fifteen-day period to engage an environmental consultant or thereafter promptly commence and diligently pursue implementation of a program aimed at compliance with such provisions, which program is satisfactory to Beneficiary in Beneficiary's sole and absolute discretion and in accordance with applicable law, or, having commenced such a program, if Grantor shall fail to diligently pursue such program to completion, Beneficiary may, in Beneficiary's sole and absolute discretion, declare an Event of Default and/or cause the Hazardous Substances to be removed from the Property. At the option of Beneficiary, to be exercised only by express notice to Grantor, the cost of such removal shall be additional Secured Obligations secured.hereby and shall become immediately due and payable without notice and with interest thereon at the Default Rate (as defined in the Note). Grantor shall give to Beneficiary, Beneficiary's agents and employees access to the Property and hereby specifically grants to Beneficiary, for the term of the Note, a license to enter upon the Property for the purposes of conducting tests and investigations for Hazardous Substances, and to remove any Hazardous Substances. Grantor acknowledges and agrees that in the event Hazardous Substances are caused to be removed from the Property by Grantor or Beneficiary, the Environmental Protection Agency number, manifest number or similar identification assigned to the Hazardous Substances so removed shall be solely in the name of Grantor and Grantor shall assume all liability for such removed Hazardous
Substances.   Notwithstanding any non-recourse provisions of the
Note or any other provision in any Loan Document, Beneficiary shall be entitled to bring an in personam action against Grantor, including an action for specific performance or damages, to enforce the provisions of this Section.

         5.12 ERISA. Grantor shall not engage in any transaction which would cause the Note secured hereby, or the exercise by Beneficiary of any of Beneficiary's rights under the Loan Documents, to be a non-exempt, prohibited transaction under ERISA (including for this purpose the parallel provisions of Section 4975 of the Internal Revenue Code of 1986, as amended), or otherwise result in Beneficiary being deemed in violation of any applicable provisions of ERISA. Grantor shall indemnify, protect, defend, and hold Beneficiary harmless from and against any and all losses, liabilities, damages, claims, judgments, costs, and expenses (including, without limitation attorneys~ fees and costs incurred in the investigation, defense, and settlement of claims and in obtaining any individual ERISA exemption or state administrative exception that may be required, in Beneficiary's sole and absolute discretion) that Beneficiary may incur, directly or indirectly, as the result of the breach by Grantor of any warranty or representation set forth in Section 3.2(w) hereof or the breach by
Grantor of any covenant contained in this Section 5.12.   This
indemnity  shall  survive  any  termination,   satisfaction  or
foreclosure of this Deed of Trust and shall not be subject to the limitation on personal liability described in Section 9.4 hereof.


                                  ARTICLE VI

                               EVENTS OF DEFAuLT


        Each of the following events will constitute a default (an "Event of Default") under this Deed of Trust and under each of the other Loan Documents:

         6.1 Failure to Pay Note. Grantor's failure to make any payment when due under the terms of the Note or any other Loan
Document;

         6.2  Other Obligations.   The  failure  of  Grantor to
properly perform any obligation contained herein or in any of the other Loan Documents (other than the obligation to make payments under the Note or the other Loan Documents) and the continuance of such failure for a period of ten (1O) days following written notice thereof from Beneficiary to Grantor; provided, however, that if such failure is not curable within such ten (10) day period, then, so long as Grantor commences to cure such failure within such ten
(10) day period and is continually and diligently attempting to cure to completion, such failure shall not be an Event of Default unless such failure remains uncured for sixty (60) days after such written notice to Grantor;

         6.3 Levy Against Property. The levy against any of the Property, Chattels, or Intangible Personalty of any execution, attachment, sequestration or other writ;

         6.4  Appointment of Receiver.   The appointment of a
trustee or receiver for Grantor, any General Partner or any Guarantor, or the assets or any part thereof of Grantor, any General Partner, any Guarantor or any other person directly or indirectly liable for the Secured Obligations, whether as maker, endorser, guarantor, surety, general partner or otherwise, or the appointment of a trustee or receiver for any real or personal property, or the like, or any part thereof, representing the security for the Note;

         6.5  Dissolution  or  Assignment.    The  dissolution,
termination, or liquidation of Grantor, any General Partner, any Guarantor, or of any other person or entity directly or indirectly liable for the Secured Obligations, whether as maker, endorser, guarantor, surety, general partner or otherwise, or the making by any such person of any transfer in fraud of creditors or assignment for the benefit of creditors;



         6.6 Order for Relief. The entry in bankruptcy of an order for relief for or against Grantor, any General Partner, any Guarantor, or any other party directly or indirectly liable for the payment of the Note, whether as maker, endorser, guarantor, surety, general partner or otherwise;

         6.7 Bankruptcy. The filing of any petition (or answer admitting the material allegations of any petition), or other pleading, seeking entry of an order for relief for or against Grantor, any General Partner, any Guarantor or any other party directly or indirectly liable for the payment of the Note, whether as maker, endorser, guarantor, surety, general partner or otherwise as a debtor or bankrupt or seeking an adjustment of such parties' debts, or any other relief under any state or federal bankruptcy, reorganization, debtor's relief or insolvency laws now or hereafter existing, including, without limitation, a petition or answer seeking reorganization or admitting the material allegations of a petition filed against any of such parties in any bankruptcy or reorganization proceeding, or the act of any of such.parties in instituting or voluntarily being or becoming a party to any other judicial proceedings intended to effect a discharge of the debts of any such parties, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the rights or powers of a trustee or of any of the rights or powers granted to Beneficiary herein, or in any other document executed in connection herewith; provided, however, that no Event of Default shall occur under this Section 6.7 if an involuntary bankruptcy or insolvency petition is filed against Grantor, any General Partner, any Guarantor or any other party directly or indirectly liable for the payment of the Note unless such petition is not dismissed within sixty (60) days following its filing;

         6.8  Misrepresentation.    If  any  representation  or
warranty made by Grantor, any General Partner, any Guarantor or any other party liable for the payment of the Note, whether as maker, endorser, guarantor, surety, general partner or otherwise, herein, or in any of the other Loan Documents or any other instrument or document modifying, renewing, extending, evidencing, securing or pertaining to the Note is false, misleading or erroneous in any material respect;

         6.9  Judgments.   The failure of Grantor,  any General
Partner, any Guarantor or any party liable for the payment of the Note, whether as maker, endorser, guarantor, surety or otherwise, to pay any money judgment in excess of $10,000 against any such party before the expiration of thirty (30) days after such judgment becomes final and no longer appealable;

      6.10 Admissions  Regarding Debts.    The  admission  of
Grantor, any General Partner any Guarantor or any other party liable for the payment of the Note, whether as maker, endorser, guarantor, surety, general partner or otherwise, in writing of any such party's inability to pay such party's debts as they become due;

         6.11 Assertion of Priority. The assertion of any claim of priority over this Deed of Trust, by title, lien, or otherwise, unless Grantor within 30 days after such assertion either causes the assertion to be withdrawn or provides Beneficiary with such security as Beneficiary may require to protect Beneficiary against all loss, damage, or expense, including attorneys' fees, which Beneficiary may incur in the event such assertion is upheld;

         6.12 Loan Documents. The occurrence of any default by Grantor (after the lapse of any applicable grace or cure period), or the occurrence of any event or circumstance defined as a default or an Event of Default, under any of the Loan Documents other than this Deed of Trust;

         6.13  Other Liens.   The occurrence of any default by
Grantor (after the lapse of any applicable grace or cure period), or the occurrence of any event or circumstance defined as an Event of Default, under any other consensual lien encumbering the Property, or any part thereof or interest therein, or any document or instrument evidencing obligations secured thereby; or

         6.14 Other Indebtedness. The occurrence of any default by Grantor (after the lapse of any applicable grace or cure period), or the occurrence of any event or circumstance defined as an Event of Default, under any other indebtedness incurred or owing by Grantor and of which Grantor is a direct obligor to Beneficiary or any affiliate of Beneficiary, or any document or instrument evidencing any obligation to pay such indebtedness.


                                  ARTICLE VII

                            BENEFICIARY'S REMEDIES


         Immediately upon or any time after the occurrence of any Event of Default hereunder, Beneficiary may exercise any remedy available at law or in equity, including but not limited to those listed below and those listed in the other Loan Documents, in such sequence or combination as Beneficiary may determine in Beneficiary's sole discretion:

         7.1 Performance of Defaulted Obligations. Beneficiary may make any payment or perform any other obligation under the Loan Documents which Grantor has failed to make or perform, and Grantor hereby irrevocably appoints Beneficiary as the true and lawful attorney-in-fact for Grantor to make any such payment and perform any such obligation in the name of Grantor. All payments made and expenses (including reasonable attorneys' fees and expenses) incurred by Beneficiary in this connection, together with interest thereon at the Default Rate (as defined in the Note) from the date paid or incurred until repaid, will be part of the Secured Obligations and will be immediately due and payable by Grantor to Beneficiary. In lieu of advancing Beneficiary's own funds for such purposes, Beneficiary may use any funds of Grantor which may be in Beneficiary's possession, including but not limited to insurance or condemnation proceeds and amounts deposited for taxes, insurance premiums, or other purposes.

         7.2  Specific   Performance   and   Injunctive  Relief.
Notwithstanding the availability of legal remedies, Beneficiary will be entitled to obtain specific performance, mandatory or prohibitory injunctive relief, or other equitable relief requiring Grantor to cure or refrain from repeating any Default.

         7.3 Acceleration of Secured Obligations. Beneficiary may, without notice or demand, declare all of the Secured Obligations immediately due and payable in full.

         7.4 Suit for Monetary Relief. Subject to Section 9.4 hereof, with or without accelerating the maturity of the Secured Obligations, Beneficiary may sue from time to time for any payment due under any of the Loan Documents, or for money damages resulting from Grantor's Default under any of the Loan Documents.

         7.5 Possession of Property. Beneficiary may enter and take possession of the Property without seeking or obtaining the appointment of a receiver, may employ a managing agent for the Property, and may lease or rent all or any part of the Property, either in Beneficiary's name or in the name of Grantor, and may
collect the rents,  issues,  and profits of the Property.   Any
revenues collected by Beneficiary under this Section will be applied first toward payment of all expenses (including attorneys' fees) incurred by Beneficiary, together with interest thereon at the Default Rate from the date incurred until repaid, and the balance, if any, will be applied against the Secured Obligations, in such order and manner as Beneficiary may elect in its sole discretion.

         7.6 Enforcement of Security Interests. Beneficiary may exercise all rights of a secured party under the Code with respect to the Chattels and the Intangible Personalty, including but not limited to taking possession of, holding, and selling the Chattels and enforcing or otherwise realizing upon any accounts and general intangibles. Any requirement for reasonable notice of the time and place of any public sale, or of the time after which any private sale or other disposition is to be made, will be satisfied by Beneficiary's giving of such notice to Grantor at least ten ~10) days prior to the time of any public sale or the time after which any private sale or other intended disposition is to be made.

7.7  Foreclosure Against Property.

    (a) Grantor authorizes and empowers the Trustee, at the request of Beneficiary, to sell all or any portion of the Property, at public auction, to the highest bidder, for cash or for credit against the Secured Obligations if Beneficiary is the highest bidder, at the county court house of the county in Texas in which such Property or any part thereof is situated, as herein described, in the area designated by the commissioners court for such purpose pursuant to a recordation of such designation in the real property records of such county, or if no such recorded designation by the commissioners court has been made, in the area at the county court house designated in the notice of proposed sale posted, filed and served in accordance with the further provisions of this paragraph, between the hours of 10:00 o'clock A.M. and 4:00 o'clock P.M. on
the first Tuesday of any month.   The Trustee shall give notice of
the time, place and terms of said sale, and of the property to be sold, as follows:

Notice of such proposed sale shall be given by posting written notice thereof at least twenty-one days preceding the date of the sale at the court house door, and by filing a copy of the notice in the office of the county clerk of the county in which the sale is to be made, and if the property to be sold is situated in more than one county, one notice shall be posted at the court house door and filed with the county clerk of each county in which the property to be sold is situated. In addition, Beneficiary shall, at least twenty-one days preceding the date of sale, serve written notice of the proposed sale by certified mail on each debtor obligated to pay the Secured Obligations according to the records of Beneficiary. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to such debtor at the most recent address as shown by the records of Beneficiary, in a post office or official depository under the care and custody of the United States Postal
Service.    The affidavit of any person having knowledge of the
facts to the effect that such service was completed shall be prima facie evidence of the fact of service.

Any notice that is required or permitted to be given to Grantor may be addressed to Grantor at Grantor's mailing address. Any notice that is to be given to any other debtor may, if no address for such other debtor is shown by the records of Beneficiary, be addressed to such other debtor at Grantor's mailing address. Notwithstanding the foregoing provisions of this Section, notice of such sale given in accordance with the requirements of the applicable law of the State of Texas in effect at the time of such sale shall constitute sufficient notice of such sale. Grantor hereby authorizes and empowers the Trustee to sell all or any portion of the Property, together or in lots or parcels, as the Trustee may deem expedient, and to execute and deliver to the purchaser or purchasers of such property, good and sufficient deeds of conveyance of fee simple title with covenants of special warranty
made on behalf of the Grantor.   In no event shall the Trustee be
required to exhibit, present or display at any such sale, any of the personalty described herein to be sold at such sale. All reasonable fees, costs and expenses of any kind incurred by Beneficiary in connection with foreclosure of this Deed of Trust, including, without limitation, the costs of any appraisals of the Property obtained by Beneficiary, the costs of any title reports or abstracts incurred by Beneficiary, all costs of any receivership for the Property advanced by Beneficiary,
and all attorneys' and consultants'   fees  incurred  by
Beneficiary,   shall constitute a part of the Secured Obligations
and may be included as part of the amount owing from Grantor to Beneficiary at any foreclosure sale. The Trustee making such sale shall receive the proceeds thereof and shall apply the same as follows: (i) first, he shall pay the reasonable expense of executing this trust including a reasonable Trustee's fee or commission; (ii) second, he shall pay, so far as may be possible, the Secured Obligations, discharging first that portion of the Secured Obligations arising under the covenants or agreements herein contained and not evidenced by the Note; (iii) third, he shall pay the residue, if any, to the person or persons legally entitled thereto. Payment of the purchase price to the Trustee shall satisfy the obligation of the purchaser at such sale therefor, and such purchaser shall not be bound to look after the application thereof. The sale or sales by the Trustee of less than the whole of the Property shall not exhaust the power of sale herein granted, and the Trustee is specifically empowered to make a successive sale or sales under such power until the whole of the Property shall be sold; and if the proceeds of such sale or sales of less than the whole of such Property shall be less than the aggregate of the Secured Obligations and the expenses of executing this trust, this Deed of Trust and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale or sales had been made; provided, however, that Grantor shall never have any right to require the sale or sales of less than the whole of the Property, but Beneficiary shall have the right, at its sole election, to request the Trustee to sell less
than the whole of the Property.   The holder of the Secured
Obligations or any part thereof on which the payment is delinquent shall have the option to proceed with foreclosure in satisfaction of such item either through judicial proceedings or by directing the Trustee to proceed as if under a full foreclosure, conducting the sale as herein provided without declaring all Secured Obligations due, and if sale is made because of default of an installment, or a part of an installment, such sale may be made subject to the unmatured part of the Note and other Secured Obligations; and it is agreed that such sale, if so made, shall not in any manner affect the unmatured part of the Secured Obligations secured by this Deed of Trust, but as to such unmatured part, this Deed of Trust shall remain in full force and effect as though no sale had been made under the provisions of this Section.
 Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Secured Obligations.

    (b)  Grantor hereby agrees,  in its behalf and in behalf  of
its  heirs,   executors,   administrators, successors, personal
representatives and assigns, that any and all statements of fact or other recitals made in any deed of conveyance given by the Trustee, with respect to the identity of Beneficiary, or with respect to the occurrence or existence of any Event of Default, or with respect to the acceleration of the maturity of the Secured Obligations, or with respect to the request to sell, the notice of sale, the giving of notice to all debtors legally entitled thereto, the time, place, terms, and manner of sale, and receipt, distribution, and application of the money realized therefrom, or with respect to the due and proper appointment of a substitute Trustee (as provided in Section 9.17 hereof), and, without being limited by the foregoing, with respect to any other act or thing having been duly done by the Beneficiary or by the Trustee hereunder, shall be Prima facie evidence that the statements or recitals are true and correct, and Grantor hereby ratifies and confirms every act that the Trustee or any substitute Trustee hereunder may lawfully do in the premises by virtue hereof.

    (c) The purchaser at any trustee's or foreclosure sale hereunder may disaffirm any easement granted, or rental, Lease or other contract made, in violation of any provision of this Deed of Trust, and may take immediate possession of the Property free from, and despite the terms of, such grant of easement and rental or Lease contract.

    (d) Beneficiary shall have the right to become the purchaser at all sales to enforce this trust, being the highest bidder, and to have the Secured Obligations owing, or any part thereof, credited against the amount for which such property is sold.

                   7.8  Appointment of Receiver.  To the extent
permitted by law, Beneficiary shall be entitled, as a matter of absolute right and without regard to the value of any security for the Secured Obligations or the solvency of any person liable therefor, to the appointment of a receiver for the Property upon ex-parte application to any court of competent jurisdiction. Grantor waives any right to any hearing or notice of hearing prior to the appointment of a receiver. Such receiver and its agents shall be empowered, but shall not be obligated (a) to take possession of the Property and any businesses conducted by Grantor or any other person thereon and any business assets used in connection therewith, (b) to exclude Grantor and Grantor's agents, servants, and employees from the Property, (c) to collect the rents, issues, profits, and income therefrom, (d) to complete any construction which may be in progress, (e) to do such maintenance and make such repairs and alterations as the receiver deems necessary, (f) to use all stores of materials, supplies, and maintenance equipment on the Property and replace such items at the expense of the receivership estate, (g) to pay all taxes and assessments against the Property and the Chattels, all premiums for insurance thereon, all utility and other operating expenses, and all sums due under any prior or subsequent encumbrance, and (h) generally to do anything which Grantor could legally do if Grantor
were in possession of the Property.   All expenses incurred by the
receiver or its agents shall constitute a part of the Secured Obligations. Any revenues collected by the receiver shall be applied first to the expenses of the receivership, including reasonable attorneys' fees incurred by the receiver and by Beneficiary, together with interest thereon at the Default Rate from the date incurred until repaid, and the balance shall be applied toward the Secured Obligations in such order or manner as Beneficiary may in its sole discretion elect or in such other
manner as the court may direct.   Unless sooner terminated with the
express consent of Beneficiary, any such receivership will continue until the Secured Obligations have been discharged in full, or until title to the Property has passed after foreclosure sale and all applicable periods of redemption have expired.

         7.9  Right to Make Repairs, Improvements.   Should any
part of the Property come into the possession of Beneficiary, whether before or after an Event of Default, Beneficiary may, but shall not be obligated to, use, operate, and/or make repairs, alterations, additions and improvements to the Property for the
purpose of preserving it or its value.   Grantor covenants to
promptly reimburse and pay to Beneficiary, at the place where the
Note is payable, or at such other place as may be designated by Beneficiary in writing, the amount of all reasonable expenses (including the cost of any insurance, taxes, or other charges) incurred by Beneficiary in connection with Beneficiary's custody, preservation, use or operation of the Property, together with interest thereon from the date incurred by Beneficiary at the Default Rate, and all such expenses, costs, taxes, interest, and other charges shall be a part of the Secured Obligations. It is agreed, however, that the risk of accidental loss or damage to the Property is undertaken by Grantor and Beneficiary shall have no liability whatsoever for decline in value of the Property, for failure to obtain or maintain insurance, or for failure to determine whether any insurance ever in force is adequate as to amount or as to the risks insured.

         7.10 Collateral   for   All   Obligations.      Grantor
acknowledges that the Property is collateral for the full amount of the Secured Obligations. Neither Beneficiary nor Trustee shall be required to marshall all or any part of the Property or proceed against all or any part of the Property in any particular sequence, and Beneficiary shall not be limited in the amount it can recover from the Property to satisfy the Secured Obligations.


                                 ARTICLE VIII

                        ASSIGNMENT O~ LEASES AND RENTS


         8.1  Assignment of Leases and Rents.   Grantor hereby
absolutely  and  presently  grants,  transfers  and  assigns  unto
Beneficiary all rents, royalties, issues, profits and income ("Rents") now or hereafter due or payable for the occupancy or use of the Property, and all Leases, whether written or oral, with all security therefor, including all guaranties thereof, now or hereafter affecting the Property; reserving unto Grantor, however, a license to collect and retain such Rents prior to the occurrence of any Event of Default hereunder. Such license shall be revocable by Beneficiary without notice to Grantor at any time after the occurrence of an Event of Default. Grantor represents that the Rents and the Leases have not been heretofore sold, assigned, transferred or set over by any instrument now in force and will not at any time during the life of this assignment be sold, assigned, transferred or set over by Grantor or by any person or persons whomsoever; and Grantor has good right to sell, assign, transfer and set over the same and to grant to and confer upon Beneficiary the rights, interest, powers and authorities herein granted and conferred. Failure of Beneficiary at any time or from time to time to enforce the assignment of Rents and Leases under this Section shall not in any manner prevent its subsequent enforcement, and Beneficiary is not obligated to collect anything hereunder, but is accountable only for sums actually collected.

         8.2 Further Assignments. Grantor shall give Beneficiary at any time upon demand any further or additional forms of assignment or transfer of such Rents, Leases and security as may be reasonably requested by Beneficiary, and shall deliver to Beneficiary executed copies of all such Leases and security.

         8.3 Application of Rents. Beneficiary shall be entitled to deduct and retain a just and reasonable compensation from monies received hereunder for Beneficiary's services or that of
Beneficiary's  agents  in  collecting  such monies.   Any monies
received by Beneficiary hereunder may be applied when received from time to time in payment of any taxes, assessments or other liens affecting the Property regardless of the delinquency thereof, such application to be in such order as Beneficiary may determine. The acceptance of this Deed of Trust by Beneficiary or the exercise of any rights by Beneficiary hereunder shall not be, or be construed to be, an affirmation by Beneficiary of any Lease or an assumption of any liability under any Lease.

         8.4 Collection of Rents. Upon or at any time after an Event of Default shall have occurred and be continuing, Beneficiary may declare all sums secured hereby immediately due and payable, and may, at Beneficiary's option, without notice, and whether or not the Secured Obligations shall have been declared due and payable, either in person or by agent, with or without bringing any action or proceeding, or by a receiver to be appointed by a court,
(i) enter upon, take possession of, manage and operate the Property, or any part thereof, including without limitation making repairs, alterations and improvements to the Property; (ii) make, cancel, enforce or modify Leases; (iii) obtain and evict tenants;
 (iv) fix  or  modify  Rents;   (v) do  any  acts  which
Beneficiary deems reasonably proper to protect the security thereof; and (vi) either with or without taking possession of the Property, in Beneficiary's own name sue for or otherwise collect and receive such Rents, including those past due and unpaid. In connection with the foregoing, Beneficiary shall be entitled and empowered to employ attorneys, and management, rental and other agents in and about the Property and to effect the matters which Beneficiary is empowered to do, and in the event Beneficiary shall itself effect such matters, Beneficiary shall be entitled to charge and receive management, rental and other fees therefor as may be customary in the area in which the Property is located; and the fees, charges, costs and expenses of Beneficiary or such persons shall be additional Secured Obligations. Beneficiary may apply all funds collected as aforesaid, less costs and expenses of operation and collection, including reasonable attorneys' and agents' fees, charges, costs and expenses, as aforesaid, upon any Secured Obligations, and in such order as Beneficiary may determine. The entering upon and taking possession of the Property, the collection of such Rents and the application thereof as aforesaid shall not cure or waive any default or waive, modify or affect notice of default under the Note or this Deed of Trust or invalidate any act done pursuant to such notice.

         8.5 Authority of Beneficiary. Any tenants or occupants of any part of the Property are hereby authorized to recognize the claims of Beneficiary hereunder without investigating the reason for any action taken by Beneficiary, or the validity or the amount of Secured Obligations owing to Beneficiary, or the existence of any default in the Note or this Deed of Trust, or under or by reason of this assignment of Rents and Leases, or the application to be made by Beneficiary of any amounts to be paid to Beneficiary. The sole signature of Beneficiary shall be sufficient for the exercise of any rights under this assignment and the sole receipt of Beneficiary for any sums received shall be a full discharge and release therefor to any such tenant or occupant on the Property. Checks for all or any part of the rentals collected under this assignment of Rents and Leases shall be drawn to the exclusive order of Beneficiary.

         8.6  Indemnification of Beneficiary.   Nothing herein
contained shall be deemed to obligate Beneficiary to perform or discharge any obligation, duty or liability of lessor under any Lease of the Property, and Grantor shall and does hereby indemnify and hold Beneficiary harmless from any and all liability, loss or damage which Beneficiary may or might incur under any Lease of the Property or by reason of this assignment except for liability, loss or damage caused by Beneficiary's willful misconduct; and any and all such liability, loss or damage incurred by Beneficiary, together with the costs and expenses, including reasonable attorneys' fees, incurred by Beneficiary in defense of any claims or demands therefor (whether successful or not), shall be additional Secured Obligations, and Grantor shall reimburse Beneficiary therefor on demand.











                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS


         9.1 Time of the Essence. Time is of the essence with respect to all provisions of the Loan Documents.

         9.2 Joint and Several Obligations. If Grantor is more than one person or entity, then (a) all persons or entities comprising Grantor are jointly and severally liable for all of the Secured Obligations; (b) all representations, warranties, and covenants made by Grantor shall be deemed representations, warranties, and covenants of each of the persons or entities comprising Grantor; (c) any breach, Default or Event of Default by any of the persons or entities comprising Grantor hereunder shall be deemed to be a breach, Default, or Event of Default of Grantor;
(d) any reference herein contained to the knowledge or awareness of Grantor shall mean the knowledge or awareness of any of the persons or entities comprising Grantor; and (e) any event creating personal liability of any of the persons or entities comprising Grantor shall create personal liability for all such persons or entities.

         9.3 Waiver of Homestead and Other Exemptions. To the extent permitted by law, Grantor hereby waives all rights to any homestead or other exemption to which Grantor would otherwise be entitled under any present or future constitutional, statutory, or other provision of applicable state or federal law. Grantor hereby waives any right it may have to require Beneficiary to marshall all or any portion of the security for the Secured Obligations.

                   9.4  Nonrecourse.     Except  as  otherwise
expressly hereinafter set forth, the recourse of Beneficiary with respect to the obligations evidenced by the Note shall be solely to the Property, Chattels and Intangible Personalty described herein. Notwithstanding anything to the contrary contained in the Note or in any other Loan Document, nothing shall be deemed in any way to impair, limit or prejudice the rights of Beneficiary (a) in foreclosure proceedings or in any ancillary proceedings brought to facilitate Beneficiary's foreclosure on the Property or any portion thereof; (b) to recover from Grantor damages or costs, including without limitation reasonable attorneys' fees, incurred by Beneficiary as a result of waste of the Property or Chattels by Grantor; (c) to recover from Grantor any condemnation or insurance proceeds attributable to the Property which were not paid to Beneficiary or used to restore the Property in accordance with the terms of this Deed of Trust or as otherwise agreed in writing; (d) to recover from Grantor any rents, profits, security deposits, advances, rebates, prepaid rents or other similar sums attributable to the Property collected by or for Grantor following an Event of Default under any Loan Document and not properly applied to the reasonable fixed and operating expenses of the Property, including payments of the Note and other sums due under the Loan Documents;
(e) to pursue the personal liability of Grantor under the provi-sions of Sections 5.11 and 5.12 of this Deed of Trust, including any indemnification provisions under such sections; (f) to exercise any specific rights or remedies afforded Beneficiary under any other provisions of the Loan Documents or by law or in equity or to recover under any guarantee given in connection with the Note; provided, however, that any personal liability of Grantor or any General Partner shall be limited as otherwise set forth in the Note or this Section 9.4; (g) to recover from Grantor the amount of any accrued taxes, assessments, and/or utility charges affecting the Property (whether or not the same have been billed) that are unpaid by Grantor, or paid by Beneficiary under this Deed of Trust, and to collect from Grantor any sums expended by Beneficiary in fulfilling the obligations of Grantor, as lessor, under any Leases affecting the Property; provided, however, that with respect to Grantor's liability for accrued taxes, Grantor shall be credited with any amounts escrowed by Grantor for payment of such taxes under
Section 4.4 hereof; and (h) to pursue any personal liability of Grantor under the Environmental Indemnity Agreement executed by
Grantor in favor of Beneficiary of even date herewith.   The
agreement contained in this Section 9.4 to limit the personal liability of Grantor shall become null and void and be of no further force and effect in the event (i) that the Property or any part thereof or any interest therein, or any interest of Grantor, shall be further encumbered by a voluntary lien securing any obligation upon which Grantor, or any General Partner shall be personally liable for repayment, whether as obligor or guarantor; provided, however, that with respect to mechanic's or materialman's liens, this subsection (i) shall not become operative until the expiration of thirty (30) days after the date Grantor receives written notice of such lien. During such thirty (30) days, Grantor may attempt to cause any such lien to be released of record or, in lieu thereof, furnish Beneficiary with a bond in form and with sureties satisfactory to Beneficiary indemnifying Beneficiary against any loss, cost, damages or expense arising in connection with such lien; (ii) of any breach or violation of Sections 5.4,
5.5 or 5.7 of this Deed of Trust; (iii) of any fraud or material misrepresentation by Grantor in connection with the Property, the Loan Documents, or the application for the loan evidenced by the Note; or (iv) Grantor acts outside the ordinary course of business with respect to the Leases and such activity by Grantor causes a loss to Beneficiary provided, however, that if Grantor operates the Property as any other prudent operator of an apartment complex in Garland, Texas would operate its property, no recourse liability to Grantor shall arise under this subsection (iv). Notwithstanding the foregoing to the contrary, (A) in no event shall any General Partner have any personal liability for payment of the Additional
Premium  (as  defined  in  Section 1.24  hereof),   (B)  upon  the
acceptance in writing by Beneficiary of (1) a cure by Grantor of a breach or violation of Section 5.4, 5.5 or 5.7 of this Deed of Trust, or (2) the removal of any encumbrance described in Section 9.4(i) of this Deed of Trust, which acceptance may be granted or withheld in Beneficiary's sole discretion exercised in good faith, the personal liability of Grantor for the obligations evidenced by the Note incurred as a result of any such breach or violation of
Section 5.4,  5.5 or 5.7 or any such encumbrance described in
Section 9.4(i) shall terminate, and (C) in no event shall George Krupp or Douglas Krupp be personally liable for the obligations evidenced by the Note.

         9.5  Rights  and Remedies  Cumulative.    Beneficiary's
rights and remedies under each of the Loan Documents are cumulative of the rights and remedies available to Beneficiary under each of the other Loan Documents and those otherwise available to Beneficiary at law or in equity. No act of Beneficiary shall be construed as an election to proceed under any particular provision of any Loan Document to the exclusion of any other provision in the same or any other Loan Document, or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Beneficiary.

         9.6 No Implied Waivers. Beneficiary shall not be deemed to have waived any provision of any Loan Document unless such
waiver is  in writing and is signed by Beneficiary.   Without
limiting the generality of the preceding sentence, neither Beneficiary's acceptance of any payment with knowledge of a default by Grantor, nor any failure by Beneficiary to exercise any remedy following a default by Grantor shall be deemed a waiver of such default, and no waiver by Beneficiary of any particular default on the part of Grantor shall be deemed a waiver of any other default or of any similar default in the future.

         9.7 No Third Party Rights. No person shall be a third party beneficiary of any provision of any of the Loan Documents. All provisions of the Loan Documents favoring Beneficiary are intended solely for the benefit of Beneficiary, and no third party shall be entitled to assume or expect that Beneficiary will not waive or consent to modification of any such provision in Beneficiary's sole discretion.

         9.8  Preservation of Liability and Priority.   Without
affecting the liability of Grantor or of any other person, except a person expressly released in writing, for payment and performance of all of the Secured Obligations, and without affecting the rights of Beneficiary with respect to any security not expressly released in writing, and without impairing in any way the priority of this Deed of Trust over the interests of any person acquired or first evidenced by recording subsequent to the recording hereof, Beneficiary may, either before or after the maturity of the Note, and without notice or consent: (a) release any person liable for payment or performance of all or any part of the Secured Obligations; (b) make any agreement altering the terms of payment or performance of all or any of the Secured Obligations; (c) exercise or refrain from exercising, or waive, any right or remedy which Beneficiary may have under any of the Loan Documents; (d) accept additional security of any kind for any of the Secured Obligations; or (e) release or otherwise deal with any real or personal property securing the Secured Obligations. Any person acquiring or recording evidence of any interest of any nature in the Property, the Chattels, or the Intangible Personalty shall be deemed, by acquiring such interest or recording any evidence thereof, to have agreed and consented to any or all such actions by Beneficiary.

         9.9 Subrogation of Beneficiary. Beneficiary shall be subrogated to the lien of any previous encumbrance discharged with funds advanced by Beneficiary under the Loan Documents, regardless of whether such previous encumbrance has been released of record.

         9.10 Notices. Any notice required or permitted to be given by Grantor or Beneficiary under this Deed of Trust shall be in writing and will be deemed given (a) upon personal delivery, (b) on the first business day after receipted delivery to a courier service which guarantees next-business-day delivery, or (c) on the third business day after mailing, by registered or certified United States mail, postage prepaid, in any case to the appropriate party at that party's address set forth below:

         If to Grantor:

Windsor Partners Limited Partnership c/o The Berkshire Group
Harbor Plaza, 470 Atlantic Avenue Boston, Massachusetts  02210
Attention:  General Counsel

With a copy to:

      Rebecca A. Baird, Esq.
      Graves, Dougherty, Hearon & Moody
      515 Congress Avenue, Suite 2300
      Austin, Texas  78701

If to Beneficiary:

                     Sun Life Insurance Company of America

      1 SunAmerica Center
      Century City
      Los Angeles, California  90067-6022
      Attention:  Director-Mortgage Lending and
                Real Estate

With a copy to:

Otten, Johnson, Robinson, Neff & Ragonetti, P.C. 950 Seventeenth
Street, Suite 1600 Denver, Colorado  80202 Attention:  Henry I.
Lowe, Esq.

Either party may change such party's address for notices or copies of notices by giving notice to the other party in accordance with this Section 9.10.

         9.11 Defeasance. Upon payment and performance in full of all of the Secured Obligations, Beneficiary will execute and deliver to Grantor such documents as may be required to reconvey this Deed of Trust of record.

         9.12 Illegality. If any provision of this Deed of Trust is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Deed of Trust, the legality, validity, and enforceability of the remaining provisions of this Deed of Trust shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Deed of Trust a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable. If the rights and liens created by this Deed of Trust shall be invalid or unenforceable as to any part of the Secured Obligations, then the unsecured portion of the Secured Obligations shall be completely paid prior to the payment of the remaining and secured portion of the Secured Obligations, and all payments made on the Secured Obligations shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Secured Obligations.

         9.13 Usury Savings Clause. It is expressly stipulated and agreed to be the intent of Beneficiary and Grantor at all times to comply with the applicable law governing the highest lawful
interest  rate.    If  the  applicable  law  is  ever  judicially


interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the loan evidenced thereby, or if acceleration of the maturity of the Note, any prepayment by Grantor, or any other circumstance whatsoever, results in Grantor having paid any interest in excess of that permitted by applicable law, then it is the express intent of Grantor and Beneficiary that all excess amounts theretofore collected by Beneficiary be credited on the principal balance of the Note (or, at Beneficiary's option, paid over to Grantor), and the provisions of the Note and other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of the Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Beneficiary does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Beneficiary for the use, forbearance or detention of the Secured Obligations evidenced hereby or by the Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Secured Obligations until payment in full so that the rate or amount of interest on account of such Secured Obligations does not exceed the maximum rate or
amount of interest permitted under applicable law.   The term
"applicable law" as used herein shall mean any federal or state law applicable to the loan made by Beneficiary to Grantor evidenced by the Note.

         9.14 Obligations Binding upon Grantor's Successors. This Deed of Trust is binding upon Grantor and Grantor's successors and assigns, and shall inure to the benefit of Beneficiary, and Beneficiary's successors and assigns, and the provisions hereof shall likewise be covenants running with the land. The duties, covenants, conditions, obligations, and warranties of Grantor in this Deed of Trust shall be joint and several obligations of Grantor and Grantor's successors and assigns.

         9.15 Attorneys' Fees.   Any reference in this Deed of
Trust to attorneys' or counsels' fees paid or incurred by Beneficiary shall be deemed to include paralegals' fees and legal assistants' fees. Moreover, wherever provision is made herein for payment of attorneys' or counsels' fees or expenses incurred by Beneficiary, such provision shall include but not be limited to, such fees or expenses incurred in any and all judicial, bankruptcy, reorganization, administrative, or other proceedings, including appellate proceedings, whether such fees or expenses arise before proceedings are commenced, during such proceedings or after entry of a final judgment.



                   9.16 Waiver and Agreement.   GRANTOR HEREBY
EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE UNDER APPLICABLE LAW TO PREPAY THE NOTE, IN WHOLE OR IN PART, WITHOUT PREPAYMENT CHARGE, UPON ACCELERATION OF THE MATURITY DATE OF THE NOTE, AND AGREES THAT, IF FOR ANY REASON A PREPAYMENT OF ALL OR ANY PART OF THE NOTE IS MADE, WHETHER VOLUNTARILY OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THE NOTE BY BENEFICIARY FOR ANY REASON, INCLUDING, WITHOUT LIMITATION, AS A RESULT OF ANY PROHIBITED OR RESTRICTED TRANSFER, FURTHER ENCUMBRANCE OR DISPOSITION OF THE PROPERTY OR ANY PART THEREOF SECURING THE NOTE, THEN GRANTOR SHALL BE OBLIGATED TO PAY (EXCEPT AS OTHERWISE PROVIDED IN THIS DEED OF TRUST), CONCURRENTLY WITH SUCH PREPAYMENT, EITHER (i) THE PREPAYMENT PREMIUM PROVIDED FOR IN THE NOTE, OR, (ii) IN THE EVENT OF ACCELERATION WHEN THE NOTE IS CLOSED TO PREPAYMENT, AS PROVIDED IN SECTION 1.23 HEREOF. GRANTOR HEREBY DECLARES THAT BENEFICIARY'S AGREEMENT TO MAKE THE LOAN EVIDENCED BY THE NOTE AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THE NOTE CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY GRANTOR, FOR THIS WAIVER AND AGREEMENT.

         9.17 Substitute or Successor Trustee. Trustee may resign by an instrument in writing addressed to Beneficiary, or Trustee may be removed at any time with or without cause by an instrument
in writing executed by Beneficiary.    In  case  of  the  death,
resignation, removal or disqualification of Trustee or if for any reason Beneficiary shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named Trustee or any substitute or successor trustee, then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by Beneficiary, and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the Secured Obligations secured hereby have been paid in full
or until the Property is sold hereunder.   Such appointment and
designation by Beneficiary shall be full evidence of the right and authority to make the same and of all facts therein recited. If Beneficiary is a corporation and such appointment is executed in its behalf by an officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Property shall vest in the named successor or substitute trustee and he shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but nevertheless, upon the written request of Beneficiary or of the successor or substitute Trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute Trustee all of the estate and title in the Property of the Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute Trustee. All references herein to Trustee shall be deemed to refer to the trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder. Grantor hereby ratifies and confirms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.

         9.18 Trial by Jury. GRANTOR AND BENEFICIARY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS DEED OF TRUST, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE NOTE OR ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR
WRITTEN)  OR ACTIONS OF ANY PARTY HERETO.   THIS PROVISION IS A
MATERIAL INDUCEMENT FOR GRANTOR AND BENEFICIARY ENTERING INTO THE LOAN TRANSACTION EVIDENCED BY THE NOTE.

         9.19 Restatement. This Deed of Trust is an extension, renewal, modification and restatement of that certain Multifamily Deed of Trust, Assignment of Rents and Security Agreement dated November 1, 1984, executed by Garland II Apartments Joint Venture for the benefit of University Savings Association recorded in Volume 84219, Page 0083 the Deed of Trust Records of Dallas County, Texas.

         9.20 Governing Laws. The substantive laws of the State of Texas shall govern the validity, construction, enforcement, and interpretation of this Deed of Trust.

         9.21 Indemnity Provisions.    GRANTOR HEREBY EXPRESSLY
RECOGNIZES THAT CONTAINED IN SECTIONS 4.4(c), 4.10, 5.11, 5.12, 7.1, 8.6 AND 9.4(e) OF THIS DEED OF TRUST ARE PROVISIONS WHICH
REQUIRE   GRANTOR   TO   INDEMNIFY   BENEFICIARY  UNDER   CERTAIN
CIRCUMSTANCES AND GRANTOR HEREBY ACKNOWLEDGES THAT BY EXECUTING THIS DEED OF TRUST, GRANTOR ACCEPTS THESE PROVISIONS AND THE OBLIGATIONS TO INDEMNIFY BENEFICIARY UNDER SUCH CIRCUMSTANCES.

         9.22 Inconsistency.   In the event of any inconsistency
between the terms of the Loan Documents and the terms of that certain First Mortgage Loan Application dated December 7, 1993, as amended, by and between Grantor and Beneficiary, the terms of the Loan Documents shall govern and control in all respects.














                   IN WITNESS WHEREOF, Grantor has executed and delivered this Deed of Trust as of the date first mentioned above.


                                        GRANTOR:

                                        WINDSOR PARTNERS LIMITED
                                        PARTNERSHIP, a Texas
                                        limited partnership

                                                  By: ST Windsor
                                            Corporation, a Texas
                                            corporation, its
                                            General Partner



    By:
    Name:
    Title:

STATE OF MASSACHUSETTS

COUNTY OF SUFFOLK

         Before me,             , a Notary Public, on this day
personally appeared              , as                  of ST
Windsor Corporation, a Texas corporation, as general partner of Windsor Partners Limited Partnership, a Texas limited partnership, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

         Given under my hand and official seal this 12th day of April, 1994, A. D .




( SEAL)







Notary Public

                                  EXHIBIT A

                           (Description of Property)





BEING a tract or parcel of land out of the William Crittenton Survey, Abstract No. 334, Dallas County, Texas and also being out of Lot l-R, Block 1 of the Replat of Oakridge No. 5, an addition to the City of Garland, Texas as recorded in Volume 83174. Page 101 of the Map Records of Dallas County, Texas and being more particularly described as follows:

COMMENCING at an "x" cut in concrete at the intersection of the West line of Shiloh road (a 100 foot right-of-way) with the South line of Belt Line Road (a 100 foot right-of-way);

THENCE South 00 34'34" East along the West line of said Shiloh
Road a distance of 450.16 feet to a 1/2 inch iron rod found for the POINT OF Beginning

THENCE 00 34'34" East continuing along the West line of said Shiloh Road a distance of 300.09 feet to a 1/2 inch iron rod found for corner in the North line of Oakridge No. 3, an addition to the City of Garland, Texas as recorded in Volume 81145, Page 2474 of the Map Records of Dallas County, Texas;

THENCE North 89 13'16" West along the North line of said Oakridge
No. 3 a distance of 679.99 feet to the point of curvature of a circular curve to the right with a radius of 1100.00 feet, a central angle of 23 46'44", and a tangent of 231.59 feet;

THENCE along said curve in a westerly direction and continuing along North line of said Oakridge No. 3, a distance of 456.52 feet to a 1/2 inch iron rod set for corner;

THENCE 67 00'00" West a distance of 80.88 feet continuing along North line of said Oakridge No. 3 to an "x" cut in concrete in the North line of Oakridge No. 4, an addition to the City of Garland, Texas as recorded in Volume 83088, Page 0219 of Map Records of Dallas County, Texas;

THENCE North 69 30'00" West along the North line of said Oakridge
No. 4 a distance inch iron rod found for corner said point being in the east line of Tanglewood Apartments;

THENCE along the common line between Tanglewood Apartments and Windsor Apartments North 00 46'44" East a distance of 436.72 feet to a 1/2 inch iron rod found for corner;

THENCE South 89 13'16" East a distance of 350.00 feet to a 1/2 inch iron rod found for corner;

THENCE South 00 46'44" west a distance of 55.00 feet to a 1/2 inch iron rod set for corner;

THENCE South 89 13'l6" East a distance of 963.96 feet to the POINT OF BEGINNING and containing 449,022 square feet or 10.3081 acres of land.


                                    EXHIBIT A
                                      to
                                 DEED OF TRUST

                              (Legal Description)


Legal Description of land:

BEING a tract or parcel of land out of the William Crittenton Survey, Abstract No. 334, Dallas County, Texas and also being out of Lot l-R, Block 1 of the Replat of Oakridge No. 5, an addition to the City of Garland, Texas as recorded in Volume 83174, Page 101 of the Map Records of Dallas County, Texas and being more particularly described as follows:

COMMENCING at an "x" cut in concrete at the intersection of the West line of Shiloh Road (a 100 foot right-of-way) with the South line of Belt Line Road (a 100 foot right-of-way);


THENCE South 00 34'34" East along the West line of said Shiloh
Road a distance of 450.16 feet to a 1/2 inch iron rod found for the POINT OF BEGINNING;

THENCE 00 34'34" East continuing along the West line of said Shiloh Road a distance of 300.09 feet to a 1/2 inch iron rod found for corner in the North line of Oakridge No. 3, an addition to the City of Garland, Texas as recorded in Volume 81145, Page 2474 of the Map Records of Dallas County, Texas;

THENCE North 89 13'16" West along the North line of said Oakridge
No. 3 a distance of 679.99 feet to the point of curvature of a circular curve to the right with a radius of 1100.00 feet, a central angle of 23 46'44", and a tangent of 231.59 feet;

THENCE along said curve in a westerly direction and continuing along North line of said Oakridge No. 3, a distance of 456.52 feet to a 1/2 inch iron rod set for corner;





THENCE 67 00'00" West a distance of 80.88 feet continuing along North line of said oakridge No. 3 to an "x" cut in concrete in the North line of Oakridge No. 4, an addition to the City of Garland, Texas as recorded in Volume 83088, Page 0219 of Map Records of Dallas County, Texas;

THENCE North 69 30'00" West along the North line of said Oakridge
No. 4 a distance of 131.23 feet to a 1/2 inch iron rod found for corner said point being in the east line of Tanglewood
Apartments;

THENCE along the common line between Tanglewood Apartments and Windsor Apartments North 00 46'44" East a distance of 436.72 feet to a 1/2 inch iron rod found for corner;

THENCE South 89 13'16" East a distance of 350.00 feet to a 1/2 inch iron rod found for corner;


THENCE South 00 46'44" West a distance of 55.00 feet to a 1/2 inch iron rod set for corner;


THENCE South 89 13'16" East a distance of 963.96 feet to the POINT OF BEGINNING and containing 449,022 square feet or 10.3081 acres of land.

                                  EXHIBIT B
                                      to

                                 DEED OF TRUST


                            (Permitted Exceptions)


1. Real property taxes for 1994 and subsequent years not yet due and payable.

2. The following matters and all terms of the document creating or offering evidence of the matters (we must insert matters or delete this exception):


a. Sanitary sewer easement in favor of Southwest Belt Line-Shiloh Associates, dated May 28, 1982, filed June 7, 1982, recorded in Volume 82110 Page 3529 of the Deed Records of Dallas County, Texas, and amended by instrument recorded in Volume 83006 Page 4596 of the Deed Records of Dallas County, Texas and as shown on the plat recorded in Volume 83173 Page 101 of the Map Records of Dallas County, Texas, and as shown on survey prepared by Joseph C. Hersey, RPLS #1851, dated February 5, 1994.

b.  Memorandum of Right of Way Agreement to Universal Cable
Services filed March 31, 1985, recorded in Volume 85149 Page 3756 of the Deed Records of Dallas County, Texas,

c. Rights of tenants and/or lessees in possession, as tenants or leesees only, under any unrecorded leases and/or rental agreements.

d. Fifteen foot (15') utility easements as shown on plat recorded in Volume 83174, page 101, Map Records, Dallas County,
Texas, and as shown on survey prepared by Joseph C. Hersey, RPLS
#1851, dated February 5, 1994.

e. Twenty foot (20') utility easements as shown on plat recorded in Volume 83174, Page 101, Map Records, Dallas County, Texas, and as shown on survey prepared by Joseph C. Hersey, RPLS #1851, dated February 5, 1994.

f. Thirty-five foot (35') utility easements as shown on plat recorded in Volume 83174, Page 101, Map Records, Dallas County,
Texas, and as shown on survey prepared by Joseph C. Hersey, RPLS
#1851, dated February 5, 1994.

3.  Financing Statement filed May 29, 1992, recorded in Volume
92105, page 4611 of the Deed of Trust Records, Dallas County,
Texas, executed by Krupp Asset Management, as Debtor, and Lone
Star Alarms systems, Inc., as Secured Party(ies).